STOCK PURCHASE AGREEMENT

BY AND AMONG

ECOTALITY, INC.,
As Buyer

AND

DONALD KARNER and KEVIN MORROW,
As Sellers

EFFECTIVE AS OF NOVEMBER 6, 2007

TABLE OF CONTENTS

Page

ARTICLE 1

PURCHASE AND SALE OF COMPANY SHARES; CERTAIN DEFINITIONS

  1

1.1

Sale and Purchase of Company Shares

  1

1.2

Purchase Price.

  1

1.3

Closing

  4

1.4

Section 338(h)(10) Elections

  5

1.5

Holdback

  5

1.6

Certain Definitions

  6

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLERS

  7

2.1

Capitalization/Ownership

  7

2.2

Power and Authority; Authorization

  7

2.3

No Violation

  7

2.4

Organization; Good Standing; Qualification; Subsidiaries

  8

2.5

Financial Statements

  8

2.6

Accounts Receivable

  8

2.7

No Undisclosed Liabilities

  9

2.8

Absence of Certain Changes

  9

2.9

Licenses and Permits

  10

2.10

Books and Records

  11

2.11

Properties; Encumbrances

  11

2.12

Environmental Matters

  11

2.13

Intellectual Property

  11

2.14

Labor and Employment

  12

2.15

Employee Benefit Plans

  12

2.16

Contracts

  13

2.17

Litigation

  15

2.18

Taxes

  15

2.19

Governmental Consents and Approvals

  16

2.20

Brokers' Fees

  16

2.21

 Insurance

  16

2.22

No Omissions

  16

2.23

Securities Laws

  16

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

  18

3.1

Organization; Good Standing; Qualification

  18

3.2

Power and Authority; Authorization

  18

3.3

No Violation

  18

3.4

Buyer Shares

  19

3.5

Capitalization

  19

3.6

Brokers' Fees

  19

3.7

Litigation

  19

3.8

No Omissions

  19

-i-

3.9

Financial Statements

  19

3.10

No Undisclosed Liabilities

  19

3.11

Absence of Material Adverse Effect

  19

3.12

Accounts Receivable

  20

3.13

Key Employees

  20

3.14

Licenses and Permits

  20

3.15

Books and Records

  20

3.16

Environmental Matters

  20

3.17

Intellectual Property

  20

3.18

Employee Benefit Plans

  21

3.19

Contracts

  21

3.21

Taxes

  21

3.20

Governmental Consents and Approvals

  22

3.21

Insurance

  22

ARTICLE 4

CONDITIONS TO SELLERS' OBLIGATIONS AT CLOSING

  22

4.1

Representations and Warranties; Covenants

  22

4.2

Officers' Certificate

  22

4.3

Employment Agreements

  23

4.4

Payment

  23

ARTICLE 5

CONDITIONS TO BUYER'S OBLIGATIONS AT CLOSING

  23

5.1

Representations and Warranties; Covenants

  23

5.2

Officers' Certificate

  23

5.3

Employment Agreements

  23

ARTICLE 6

POST-CLOSING COVENANTS

  23

6.1

New Acquisition Capital

  23

6.2

Incentive Stock for Employees

  23

6.3

Company Benefit Plans

  24

6.4

Net Working Capital Adjustment

  24

6.5

Non-Competition

  26

6.6

Non-Solicitation

  26

6.7

Key Employee Retention Bonus

  27

6.8

Credit Line

  27

6.9

Sale of Stock

  27

6.10

Software Audit

  27

ARTICLE 7

INDEMNIFICATION

  27

7.1

Survival of Representations and Warranties

  27

7.2

Indemnification by Sellers

  27

7.3

Indemnification by Buyer

  28

-ii-

7.4

Claims for Indemnification

  28

7.5

Limitations on Indemnification

  29

7.6

Payment of Indemnification

  29

7.7

Buyer's Right of Offset

  29

7.8

Insurance and Tax Benefits

  29

ARTICLE 8

BUYER SHARES

  29

8.1

Legends

  29

ARTICLE 9

GENERAL

  30

9.1

Fees and Expenses

  30

9.2

Notices

  30

9.3

Publicity and Disclosures

  31

9.4

Entire Agreement

  31

9.5

Severability

  31

9.6

Assignment; Binding Effect

  31

9.7

Amendment

  31

9.8

Counterparts

  32

9.9

Effect of Table of Contents and Headings

  32

9.10

Dispute Resolution; Governing Law

  32

List of Schedules

Sellers Schedules

Schedule 2.1 - Capitalization

Schedule 2.5 - Financial Statements

Schedule 2.11 - Real Property

Schedule 2.13 - Intellectual Property

Schedule 2.15 - Employee Benefit Plans

Schedule 2.16 - Contracts

Schedule 2.17 - Litigation

Schedule 2.21 - Insurance

Buyer Schedules

Schedule 3.5 - Capitalization

Schedule 3.7 - Litigation

List of Exhibits

Exhibit A-1

Employment Agreement for Donald Karner

Exhibit A-2

Employment Agreement for Kevin Morrow

-iii-

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the "Agreement") is entered into as of November 6, 2007 (the "Closing Date"), by and among Ecotality, Inc., a Nevada corporation (the "Buyer"), Donald Karner ("Karner") and Kevin Morrow ("Morrow").  (Karner and Morrow are sometimes referred to herein, individually, as a "Seller" and, collectively, as the "Sellers".)

RECITALS

A.

Karner owns all of the outstanding capital stock (collectively, the "Clarity Shares") of The Clarity Group, Inc., an Arizona corporation ("Clarity").  Karner and Morrow, together, own all of the outstanding capital stock (collectively, the "ETEC Shares") of Electric Transportation Engineering Corporation, an Arizona corporation ("ETEC").  (Clarity and ETEC are sometimes referred to herein, individually, as a "Company" and, collectively and on a consolidated basis, as the "Companies".)

C.

Buyer desires to purchase all of the Clarity Shares and all of the ETEC Shares (together, the "Company Shares").

D.

Each Seller is willing to sell all of his Company Shares and Buyer is willing to purchase those Company Shares on the terms and subject to the conditions stated in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
PURCHASE AND SALE OF COMPANY SHARES; CERTAIN DEFINITIONS

1.1

Sale and Purchase of Company Shares.  On the terms and conditions set forth in this Agreement, each Seller agrees to sell to Buyer, and Buyer agrees to purchase, all of the Company Shares.

1.2

Purchase Price.

(a)

Clarity.  Buyer shall pay Karner the Initial Clarity Purchase Price and the Contingent Clarity Payment (collectively, the "Clarity Purchase Price") as follows:

(i)

$600,000 payable in cash, by wire transfer of immediately available funds as follows: (A) $500,000 paid at Closing, and (B) an aggregate of $100,000 paid in 10 equal, monthly installments of $10,000 each, beginning on December 1, 2007 (the amounts set forth in (A) and (B) above, together, the "Clarity Cash Purchase Price");

(ii)

1,300,000 shares of the common stock of Buyer ("Buyer Shares") to be issued to Karner and delivered as follows: (A) 617,500 shares delivered to Karner at the Closing and (B) 682,500 shares (the "Clarity Holdback Amount") to be issued to Karner but delivered, in escrow, to the Ecotality corporate secretary (the "Secretary") pursuant to the provisions of Section 1.5 (the amounts set forth in (A) and (B) above, together, the "Clarity Stock Payment" and, together with the Clarity Cash Purchase Price, the "Initial Clarity Purchase Price");

(iii)

Buyer shall issue up to an additional 200,000 Buyer Shares (the "Clarity Contingent Payment") per year for each of the two calendar years ended December 31, 2008 and 2009 (each year, an "Earnout Period") if the Companies together, on a consolidated basis as set forth below, achieve the following target increases over the 2007 and 2008 base years, respectively (each, a "Base Year"):

(1)

Karner shall receive 50,000 Buyer Shares for each Earnout Period in which Company Revenue for such Earnout Period increases by more than $1,000,000 over Company Revenue for the relevant Base Year (i.e., 2007 is the Base Year for 2008, and 2008 is the Base Year for 2009); provided that if Company Revenue increases by more than $750,000, but by less $1,000,000 during either Earnout Period, the Buyer Shares to be issued to Karner shall be prorated from one Buyer Share for a Company Revenue increase of $750,001 to 50,000 Buyer Shares for a Company Revenue increase of $1,000,000.  In no event will more than an aggregate of 50,000 Buyer Shares be issued to Karner pursuant to this subsection in respect of either Earnout Period.

(2)

Karner shall receive 150,000 Buyer Shares for each Earnout Period in which Adjusted EBITDA for such Earnout Period increases by more than $200,000 over Adjusted EBITDA for the relevant Base Year; provided that if Adjusted EBITDA increases by more than $150,000, but less than $200,000 during either Earnout Period, the Buyer Shares to be issued to Karner shall be prorated from one Buyer Share for an Adjusted EBITDA increase of $150,001 to 150,000 Buyer Shares for an Adjusted EBITDA increase of $200,000.  In no event will more than an aggregate of 150,000Buyer Shares be issued to Karner pursuant to this subsection in respect of either Earnout Period.

(3)

In determining whether the targets set forth in subsections (1) and (2) above have been met for the 2008 Earnout Period: Company Revenue for the 2007 Base Year shall be calculated to include Company Revenue for the period January 1, 2007 through October 31, 2007 plus the greater of Company Revenue for the period November 1, 2007 through December 31, 2007 or Company Revenue for the period November 1, 2006 through December 31, 2006; and Company EBITDA for the 2007 Base Year shall be calculated to include Company EBITDA for the period January 1, 2007 through October 31, 2007 plus the greater of Company EBITDA for the period November 1, 2007 through December 31, 2007 or Company EBITDA for the period November 1, 2006 through December 2006.

(b)

ETEC.  Buyer shall pay Sellers the Initial ETEC Purchase Price and the Contingent ETEC Payment (collectively, the "ETEC Purchase Price") as follows, with each component of such payments being allocated between Sellers pro rata to their ownership of ETEC Shares ("Pro Rata"):

(i)

$2,256,000 payable in cash, by wire transfer of immediately available funds as follows: (A) $1,880,000 paid at Closing, and (B) an aggregate of $376,000 paid in 10 equal, monthly installments of $37,600 each, beginning on December 1, 2007 (the amounts set forth in (A) and (B) above, together, the "ETEC Cash Purchase Price");

(ii)

4,888,000 Buyer Shares to be issued to Sellers and delivered as follows: (A) 2,320,500 shares delivered to Sellers at the Closing and (B) 2,567,500 shares (the "ETEC Holdback Amount" and, together with the Clarity Holdback Amount, the "Holdback Amount") to be issued to Sellers but delivered, in escrow, to the Secretary pursuant to the provisions of Section 1.5 (the amounts set forth in (A) and (B) above, together, the "ETEC Stock Payment" and, together with the ETEC Cash Purchase Price, the "Initial ETEC Purchase Price");

(iii)

Buyer shall issue up to an aggregate of an additional 752,000 Buyer Shares (the "ETEC Contingent Payment" and, together with the Clarity Contingent Payment, the "Contingent Payment") per year for each of the two Earnout Periods if the Companies together, on a consolidated basis as set forth below, achieve the following target increases over the 2007 and 2008 Base Years:

(1)

Sellers shall receive, Pro Rata, an aggregate of 188,000 Buyer Shares for each Earnout Period in which Company Revenue for such Earnout Period increases by more than $1,000,000 over Company Revenue for the relevant Base Year (i.e., 2007 is the Base Year for 2008, and 2008 is the Base Year for 2009); provided that if Company Revenue increases by more than $750,000, but by less $1,000,000 during either Earnout Period, the aggregate Buyer Shares to be issued to Sellers, Pro Rata, shall be prorated from one Buyer Share for a Company Revenue increase of $750,001 to 188,000 Buyer Shares for a Company Revenue increase of $1,000,000.  In no event will more than an aggregate of 188,000 Buyer Shares be issued to Sellers pursuant to this subsection in respect of either Earnout Period.

(2)

Sellers shall receive, Pro Rata, an aggregate of 564,000 Buyer Shares for each Earnout Period in which Adjusted EBITDA for such Earnout Period increases by more than $200,000 over Adjusted EBITDA for the relevant Base Year; provided that if Adjusted EBITDA increases by more than $150,000, but less than $200,000 during either Earnout Period, the aggregate Buyer Shares to be issued to Sellers, Pro Rata, shall be prorated from one Buyer Share for an Adjusted EBITDA increase of $150,001 to 564,000 Buyer Shares for an Adjusted EBITDA increase of $200,000.  In no event will more than an aggregate of 564,000 Buyer Shares be issued to Sellers pursuant to this subsection in respect of either Earnout Period.

(3)

In determining whether the targets set forth in subsections (1) and (2) above have been met for the 2008 Earnout Period: Company Revenue and Company EBITDA for the 2007 Base Year shall be calculated as set forth in Subsection (a)(iii)(3) above.

(c)

Certain Definitions.  As used herein:

"Company Revenue" means, for any period, the sum of (i) the Companies' consolidated gross revenue for such period other than revenue from New Acquisition Capital Assets, plus (ii) such portion of the Companies' consolidated gross revenue for such period from New Acquisition Capital Assets as is mutually determined by Buyer and the Companies' management on a case-by-case basis taking into account the particular circumstances and nature of each acquisition, all as reasonably determined by the Buyer's independent accountants in accordance with GAAP consistently applied to all relevant periods; provided that in no event will Company Revenue include any amounts constituting or representing inter-company accounts between the Companies.

"Adjusted EBITDA" means, for any period, Company EBITDA for such period, reduced by an amount equal to all incentive management payments made with respect to such period pursuant to Section 2.2 of the Employment Agreements (it being understood that since incentive management payments will be made only for 2008 and 2009, Adjusted EBITDA for 2007 will equal Company EBITDA for that year).

"Company EBITDA" means, for any period, the sum of (i) the Companies' consolidated EBITDA (as defined below) for such period other than EBITDA from New Acquisition Capital Assets, plus (ii) such portion of the Companies' consolidated EBITDA for such period from New Acquisition Capital Assets as is mutually determined by Buyer and the Companies' management on a case-by-case basis taking into account the particular circumstances and nature of each acquisition, all as reasonably determined by the Buyer's independent accountants in accordance with GAAP consistently applied to all relevant periods; provided that in no event will Company EBITDA include any amounts constituting or representing inter-company accounts between the Companies or between either Company and Buyer or any of its Affiliates.

"EBITDA" means, with respect to each Company for any period, the Net Income (as defined below) of such Company for such period, adjusted (i) to add thereto (to the extent deducted from revenues in determining Net Income), without duplication, the sum of: (1) income tax expense for such period; (2) depreciation and amortization expense for such period; and (3) all other non-cash charges required to be reflected as expenses on the Company's books and records for such period; and (ii) to subtract therefrom the amount of all cash payments made by the Company during such period to the extent such payments related to non-cash charges that were added back in determining EBITDA for such period or any prior period, all as reasonably determined by the Buyer's independent accountants in accordance with GAAP consistently applied to all relevant periods.

"Net Income" means, with respect to each Company for any period, the net income (or loss) of the Company for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication) all gains and losses, together with any related provision for taxes on such gains or losses, for such period that are either extraordinary (as determined in accordance with GAAP) or are nonrecurring (including any gain or loss from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), all as reasonably determined by the Buyer's independent accountants in accordance with GAAP consistently applied to all relevant periods.

1.3

Closing.  Subject to the terms and conditions set forth herein, the closing of the purchase and sale provided for in this Agreement (the "Closing") shall be held as promptly as practicable following the execution of this Agreement, to be effective as of the Closing Date, at the offices of Farella Braun + Martel LLP, 235 Montgomery Street, San Francisco, CA 94104, or at such other time and/or place as may be fixed by mutual agreement of the parties.  At the Closing, (i) Sellers will deliver to Buyer stock certificates for all of the Company Shares, duly endorsed for transfer to Buyer; (ii) Buyer will deliver (A) the Initial Clarity Purchase Price, less the Clarity Holdback Amount, to Karner, (B) the Initial ETEC Purchase Price, less the ETEC Holdback Amount, to Sellers, and (C) the Holdback Amount to the Secretary; and (iii) the parties will execute and deliver to each other such other documents and items as are determined necessary or appropriate for the closing of the transactions contemplated hereby.  All actions to be taken at the Closing shall be deemed to occur simultaneously, and no party shall be obligated to proceed with the Closing unless all of such actions occur at the Closing.

1.4

Section 338(h)(10) Elections.  Buyer and Karner agree, at the request of either one of them, to treat the purchase of the Clarity Shares by Buyer as a "qualified stock purchase" of the Clarity Shares within the meaning of Section 338(d)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and shall make a joint election under Section 338(h)(10) of the Code, and under comparable state and local income tax provisions, with respect to such purchase (a "Section 338(h)(10) Election").  In connection with the making of a Section 338(h)(10) Election, Buyer and Karner have agreed upon an allocation of the Clarity Purchase Price among the assets of Clarity that are deemed to have been acquired pursuant to Section 338(h)(10) of the Code and comparable state income tax provisions.  Such allocation shall be determined jointly by the parties within 30 days after the Closing Date.  If at the end of such 30-day period, Buyer and Karner are unable to agree upon an allocation, Buyer and Karner shall submit to an Independent Accounting Firm for review and resolution any and all matters that remain in dispute with respect to the allocation.  Buyer and Karner shall cause the Independent Accounting Firm to use commercially practicable efforts to make a final determination (which determination shall be binding on the parties) of the allocation of the Clarity Purchase Price within 30 days from such submission, and such final determination shall be the agreed-upon allocation.  The cost of the Independent Accounting Firm's review and determination shall be shared equally between Buyer and Karner.  Buyer and Karner shall exchange completed and properly executed copies of Internal Revenue Service Form 8023, required schedules related thereto, and comparable state forms and schedules, all of which are to be prepared on a basis consistent with the agreed-upon allocation.  If any changes are required to be made to these forms or schedules as a result of information that first becomes available after the Closing, the parties shall promptly and in good faith reach an agreement as to the precise changes required to be made.  Buyer and Karner shall use the agreed-upon allocation for purposes of preparing all reports and returns with respect to Taxes.

1.5

Holdback.  The Buyer Shares constituting the Holdback Amount (the "Holdback Shares") will be represented by stock certificates issued to Sellers, as set forth in Sections 1.2(a)(ii) and 1.2(b)(ii), but delivered to the Secretary, to be held, in trust, pursuant to the following provisions as security for the Sellers' indemnity obligations for claims made by Buyer under Section 7.2 ("Indemnity Claims").

(a)

Distributions.  Except for tax-free dividends paid in stock declared with respect to the Holdback Shares ("Additional Holdback Shares"), the Secretary will promptly distribute to Sellers, in proportion to their ownership of the Holdback Shares ("proportionally"), any cash dividends or dividends payable in securities or other distributions of any kind made in respect of the Holdback Shares.  Any Additional Holdback Shares shall be added to the Holdback Amount and become a part thereof, and shall be considered Holdback Shares for purposes of this Agreement.

(b)

Rights.  Sellers shall have voting rights with respect to their respective Holdback Shares, and Ecotality will take all reasonable steps necessary to allow the exercise of such rights.

(c)

Resolved Claims.  Promptly upon the resolution (by arbitration, adjudication, settlement or otherwise) of an Indemnity Claim, the Secretary will release and transfer to Buyer that number of Holdback Shares equal to the Damages awarded for such claim, with the value of the Holdback Shares for such purpose being based on the average daily closing price of the stock during the 30 calendar days preceding the date the claim was resolved.  The Holdback Shares so released and transferred will be allocated proportionally between Sellers.  Each Seller hereby appoints the Secretary his attorney-in-fact for the purpose of effecting each such release and transfer.

(d)

Termination.  On the first anniversary of the Closing Date (the "Release Date"), the Secretary will distribute to Sellers, proportionally, all Holdback Shares not previously released and transferred to Buyer under subsection (c); provided that if on the Release Date any Indemnity Claims made prior thereto remain unresolved, (i) the Secretary will distribute the remaining Holdback Shares to Sellers only to the extent that the aggregate value of such Holdback Shares (based on the average daily closing price of the stock during the 30 calendar days preceding the Release Date) exceeds the aggregate amount of Damages sought in such pending unresolved claims, and (ii) the Holdback Shares so retained (or so many of them as are not thereafter released and transferred to Buyer, in accordance with subsection (c), as such claims are resolved) will be distributed to Sellers, proportionally, only when all such pending unresolved claims are thereafter resolved.

1.6

Certain Definitions.  As used in this Agreement, the following terms shall have the meanings indicated below:

(a)

"Affiliate" means, in respect of any specified Person, any other Person, whether or not a separate legal entity, that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person.

(b)

"Encumbrance" means any mortgage, deed of trust, lien, pledge, easement, hypothecation, assignment or security interest (including any conditional sale or other title retention agreement).

(c)

"Indebtedness" shall mean, at a particular time, without duplication, (i) any obligations under any indebtedness for borrowed money (including, without limitation, all obligations for principal, interest premiums, penalties, fees, expenses, breakage costs and bank overdrafts thereunder), (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (iv) any indebtedness pursuant to a guarantee, and (v) any indebtedness secured by any type of Encumbrance on a Person's assets.

(d)

"Person" means any entity or natural person or any corporation, partnership, joint venture or other entity.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLERS

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each Seller hereby represents and warrants to Buyer that the statements contained in this Article 2 will be true and correct as of the Closing Date.

2.1

Capitalization/Ownership.  The authorized and issued equity capital of each Company is set forth in Schedule 2.1.  The Clarity Shares owned by Karner constitute all of the issued and outstanding capital stock of Clarity; and ETEC Shares owned by Sellers constitute all of the issued and outstanding capital stock of ETEC.  Each Seller has valid marketable title to the Company Shares to be sold by him hereunder, free and clear of any pledge, lien, encumbrance, security interest, option, claim, restriction, or equitable interest of any kind whatsoever.  There are no outstanding securities of either Company that are convertible into capital stock or other securities of the Company, and there are no outstanding options or warrants, or other rights of any kind, to purchase or subscribe for capital stock or other securities of either Company.  All of the outstanding equity securities of each Company have been duly authorized and validly issued and are fully paid and nonassessable.  None of the outstanding equity securities or other securities of either Company was issued in violation of the Securities Act or any other legal requirement.  Neither Company owns, or has any contract, agreement or obligation to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business, other than such Company.

2.2

Power and Authority; Authorization

(a)

Each Seller has full power and authority to enter into and consummate the transactions contemplated by this Agreement, and to transfer his Company Shares to Buyer without obtaining the consent or approval of any other Person.

(b)

All necessary action has been taken by each Seller to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and this Agreement is the valid and binding obligation of each Seller, enforceable in accordance with its terms, except as such obligations and enforceability are limited by bankruptcy, insolvency and other similar laws of general application affecting the enforcement of creditors' rights and by equitable principles.

2.3

No Violation.  The execution, delivery and performance of this Agreement do not and the performance of this Agreement by each Seller will not:

(a)

violate any provision of the Articles or Certificate of Incorporation or the Bylaws of either Company;

(b)

violate in any material respect any laws, rules or regulations or any injunction, judgment, order, decree, ruling of any governmental entity applicable to either Seller or either Company, or require either Seller or either Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity that has not been obtained or made; or

(c)

result in a violation or any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the acceleration of any material Indebtedness under or material performance required by, result in any right of termination of, increase, materially, any amounts payable under, decrease, materially, any amounts receivable under, change any other material rights pursuant to, or conflict with, any material agreement to which either Company is a party or in respect of which its assets are bound, or any material permit, registration, license, franchise, certification or other approval received or held by or issued to either Company from a governmental entity.

2.4

Organization; Good Standing; Qualification; Subsidiaries.  Clarity is a corporation duly organized, validly existing and in good standing under the laws of Arizona, with full corporate power and authority to own or lease its properties and to conduct its business as currently conducted.  ETEC is a corporation duly organized, validly existing and in good standing under the laws of Arizona, with full corporate power and authority to own or lease its properties and to conduct its business as currently conducted.  Each Company is qualified to do business and is in good standing in each other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.  Neither Company has any Subsidiaries.  As used herein, "Subsidiary" means any corporation or other Person of which a Company directly or indirectly holds securities or other interests having the power to elect a majority of such corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of such corporation or other Person.

2.5

Financial Statements.  Attached as Schedule 2.5 are, with respect to each Company, the audited balance sheet, statement of income and retained earnings, and statement of cash flows of such Company as of December 31, 2006 and for the year then ended, and the unaudited balance sheet of such Company as of September 30, 2007 (the "Balance Sheet Date"; and the balance sheet for each Company as of the Balance Sheet Date being referred to herein as the "Balance Sheet"), and the related statements of income and retained earnings and cash flows for the period then ended, together with the report thereon, if applicable, of Mayer, Hoffman McCann, independent certified public accountants, including in each case the notes thereto.  For each Company, such financial statements and notes (for each Company, the "Financials") fairly present the financial condition and the results of operations, changes in retained earnings and cash flows of such Company as at the respective dates of and for the period referred to in such financial statements, all in accordance with GAAP consistently applied except that the Balance Sheet and related statements of income and retained earnings and cash flows for the period ended September 30, 2007 are subject to normal year-end audit adjustments.

2.6

Accounts Receivable.  All accounts receivable of each Company that are included in the Financials of such Company represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business.

2.7

No Undisclosed Liabilities.  Neither Company has any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) required to be set forth in the Financials of such Company except for liabilities or obligations reflected or reserved against in the Balance Sheet of such Company, current liabilities incurred in the ordinary course of business since the Balance Sheet Date and liability for the expense to support audits of the Companies' contracts and for the cost of any adjustments which may result from such audits.

2.8

Absence of Certain Changes.  Since the Balance Sheet Date, there has not occurred with respect to either Company:

(a)

Any Company Material Adverse Effect or any event that is reasonably likely to cause a Company Material Adverse Effect;

(b)

Any alteration in the manner of keeping the books, accounts or records of such Company, or in the accounting principles, policies or procedures therein reflected, except for those alterations related to a change in GAAP or those alterations which would not have a more than de minimis impact on the earnings of such Company;

(c)

Any material damage or destruction to, or loss of, any assets or property owned, leased or used by such Company (whether or not covered by insurance);

(d)

Any sale, lease, transfer or assignment of any assets, tangible or intangible, except for sales in the ordinary course of such Company's business;

(e)

Any acceleration, termination, modification, or cancellation of any Material Contract of such Company except for accelerations, terminations, modifications or cancellations in the ordinary course of its business;

(f)

Any capital expenditures by such Company in excess of $ 50,000 in the aggregate, except for test vehicles purchased for the US Department of Energy in the ordinary course of business;

(g)

Any capital investment by such Company in, or any material loan to, any other Person;

(h)

Any incurrence by such Company of Indebtedness;

(i)

Any mortgage, pledge, or other creation of any security interest in any of such Company's assets or properties;

(j)

Any change in the Articles or Certificate of Incorporation or the Bylaws of such Company;

(k)

Any loan to, or any other transaction by such Company with, any of its employees, directors, or officers other than the advance or reimbursement of reasonable business expenses incurred or to be incurred in the ordinary course of business;

(l)

The entering into of any employment agreement by such Company with any of its employees, directors, or officers or any collective bargaining agreement, written or oral, or any modification of the terms of an existing employment contract to which such Company is subject;

(m)

Any waiver or release by such Company of any of its material rights under any Material Contract or material legal dispute, other than pursuant to this Agreement;

(n)

Any grant of a license or sublicense by such Company of any rights under or with respect to any of its Intellectual Property;

(o)

Other than the Beauregard Retention Bonus (as defined in Article 6), any increase in the compensation payable or to become payable by such Company to any of its employees, directors, or officers, except for annual increases in the ordinary course of business consistent with past practice;

(p)

Any adoption, amendment, modification, or termination by such Company of any Employee Benefit Plan;

(q)

Any other material change by such Company in employment terms for any of its employees, directors, or officers outside the ordinary course of its business, except for the Beauregard Retention Bonus; or

(r)

Any agreement by such Company to do any of the things described in the preceding subsections (a) through (q) of this Section.

As used herein, "Material Adverse Effect" means, with respect to either Company, any change or effect that is, individually or in the aggregate, materially adverse to the business, operations, assets, financial condition or results of operations of such Company other than any change or effect (a) relating to the economy of the United States in general, (b) relating to the industry in which such Company operates in general and not specifically relating to such Company, (c) arising out of the announcement or pendency of the transactions contemplated by this Agreement, (d) arising out of compliance by such Company or Sellers with the terms of this Agreement or (e) arising out of any action taken or announced by such Company or Sellers at the request or direction of Buyer, or any inaction or failure to act by such Company or Sellers at the request or direction of Buyer.

2.9

Licenses and Permits.  Each Company has made all material filings with governmental entities and has received all material permits, registrations, licenses, franchises, certifications and other approvals necessary to conduct and operate its business as currently conducted or operated by it and to permit such Company to own or use its assets in the manner in which such assets are currently owned or used in all material respects, except for a wheel chair lift permit at the office of the Companies.  Each Company is in compliance in all material respects with the respective terms and conditions thereof and there are no proceedings pending or, to the knowledge of Sellers, threatened seeking to revoke, cancel, suspend, or adversely modify, any of such material permits, registrations, licenses, franchises, certifications and other approvals.  The consummation of the transactions contemplated hereby will not result in the revocation, cancellation, suspension or material adverse modification of any of such material permits, registrations, licenses, franchises, certifications and other approvals.

2.10

Books and Records.  The books of account and other financial records of each Company have been maintained in accordance with standard business practices, including the maintenance of an adequate system of internal controls.  The corporate records books, transfer books and stock ledgers of each Company are complete and accurate in all material respects and reflect all meetings, consents and other material corporate actions of the organizers, incorporators, stockholders, Board of Directors (and committees thereof) of such Company, and all transactions in such Company's capital stock, since the inception of the Company.  At the Closing, all of these books and records will be in the possession of the respective Company.

2.11

Properties; Encumbrances.  Schedule 2.11 contains, with respect to each Company, a complete and accurate list of all real property currently owned, leased or subleased by such Company.  Each Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Balance Sheet of such Company, subject to sales after the Balance Sheet Date in the ordinary course of business.  With respect to each Company, all properties and assets reflected in the Balance Sheet of such Company are free and clear of all Encumbrances except mortgages or security interests shown on the Financials of such Company as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists.

2.12

Environmental Matters.  Each Company has conducted its business in all material respects in accordance with applicable Environmental Laws.  There have been no events, circumstances, or facts which would cause either Company to have any material liability under any laws, rules or regulations concerning (a) public health and safety relating to toxic or hazardous substances or (b) pollution or protection of the environment or natural resources.  As used herein, "Environmental Laws" means all laws rules and regulations concerning (a) public health and safety relating to toxic or hazardous substances or (b) pollution or protection of the environment or natural resources.

2.13

Intellectual Property.

(a)

Schedule 2.13 contains, with respect to each Company, a complete and accurate list of (i) each patent, patent application, trademark, trademark application or registered copyright (in any such case, whether registered or to be registered in the United States of America or elsewhere) (collectively, the "Intellectual Property") owned by such Company, and (ii) all licenses (other than standard software licenses) or similar agreements or arrangements providing for payment of royalties with respect to intellectual property (collectively, the "Licenses") to which such Company is a party either as licensee or licensor.

(b)

Each Company owns all right, title and interest to, or has the right to use pursuant to a valid, enforceable and effective license, free and clear of all Encumbrances, all of the Intellectual Property shown for it on Schedule 2.13; and such Intellectual Property comprises all of the intellectual property used by such Company in the operation of its business as currently conducted.  No loss of any of the Intellectual Property is pending or, to the knowledge of Sellers, threatened.

(c)

There are no claims against either Company that were made within the past six years or are presently pending asserting the invalidity, misuse or unenforceability of any of the Intellectual Property of such Company and, to the knowledge of Sellers, there is no basis for any such claim.  Neither Company has infringed, misappropriated or otherwise conflicted with, and the operation of the business of each Company as currently conducted will not infringe, misappropriate or conflict with, any Intellectual Property of other Persons in any material respect, and neither Company has received any written notices regarding any of the foregoing (including, without limitation, any offers to license any Intellectual Property rights from any other Person).  To the knowledge of Sellers, no third party has infringed, misappropriated or otherwise conflicted with any of the Intellectual Property of either Company.  The transactions contemplated by this Agreement shall not impair in any material respect, the right, title or interest of either Company in and to its Intellectual Property, except the license agreement with Edison Source for use of patents related to battery fast charging..

(d)

There are no outstanding or, to the knowledge of Sellers, threatened disputes or disagreements with respect to any License of either Company.

2.14

Labor and Employment.  Neither Company is a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or, to the knowledge of Sellers, attempting to represent any employees of either Company.  Since the Balance Sheet Date, there has not occurred or, to the knowledge of Sellers, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to either Company.  There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending, or to the knowledge of Sellers, threatened with respect to either Company.  Each Company has complied with all applicable laws, rules and regulations pertaining to employment.

2.15

Employee Benefit Plans.  Except as set forth in Schedule 2.15, neither Company maintains or contributes to (a) any employee pension benefit plan as defined in Section 3(2) of ERISA, (b) any employee welfare benefit plan as defined in Section 3(1) of ERISA, (c) any profit sharing, deferred compensation, bonus, stock option, stock purchase, severance or incentive plan or agreement, (d) any plan or policy providing for "fringe benefits" to its employees, including vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs, or (e) any other employment-related agreements, in any case under which employees or former employees of either Company are eligible to participate or derive a benefit (collectively, "Employee Benefit Plans").  Neither Company nor any member of any controlled group in which either Company is or has been a member, has participated in or contributed to, or been under common control with an employer that has participated in or contributed to, any multiemployer plan as defined in Section 3(37) of ERISA.  No payment that will be made by either Company to any employee before or after the Closing Date on account of the transactions contemplated by this Agreement will be non-deductible to such Company or subject to excise tax, under Code Section 280G or Code Section 4999, nor will either Company be required to "gross up" any employee because of the imposition of such excise tax.  No asset of either Company is subject to any Encumbrance under ERISA or the Code.  There has been no application for or waiver of the minimum funding standards imposed by Section 302 of ERISA and Section 412 of the Code with respect to any Employee Benefit Plan.  No Employee Benefit Plan has an "accumulated funding deficiency" within the meaning of Section 412 of the Code.  There has been no "reportable event" (within the meaning of Section 4043 of ERISA) with regard to any Employee Benefit Plan.  Neither Company has any liability or potential liability under Title IV of ERISA (other than for contributions not yet due) or to the PBGC (other than for payment of premiums not yet due).  There are no pending or, to the knowledge of Sellers, threatened actions, suits, investigations or claims with respect to any Employee Benefit Plan (other than routine claims for benefits) which could result in material liability to either Company.  Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of such Employee Benefit Plan.  Neither Company or any other "disqualified person" (within the meaning of Section 4975 of the Code) or any "party in interest" (within the meaning of Section 3(14) of ERISA) has engaged in any "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any of the Employee Benefit Plans which could subject any of the Employee Benefit Plans, either Company, or any officer, director or employee of any of the foregoing to a penalty or tax under Section 502(i) of ERISA or Section 4975 of the Code.  Each Employee Benefit Plan which is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code ("COBRA") has been administered in material compliance with such requirements.  Each Company has made available to Buyer copies of all written Employee Benefit Plans.

2.16

Contracts.  Schedule 2.16 contains, with respect to each Company, a complete and accurate list of the following Contracts to which such Company is a party or in respect of which its assets are bound:

(a)

All employment contracts, severance, change in control or similar arrangements that will result in any obligation (absolute or contingent) of such Company to make any payment to the foregoing following either the consummation of the transactions contemplated hereby, termination of employment or both;

(b)

All exclusive distribution agreements not terminable by such Company without penalty upon 90 days or less notice;

(c)

All promissory notes, loans, agreements, indentures, evidences of Indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor;

(d)

All Contracts containing covenants limiting the freedom of such Company to engage in any line of business or compete with any Person which are not terminable by the Company without penalty upon 90 days or less notice;

(e)

All Contracts involving annual expenditures or liabilities in excess of $100,000 which are not terminable by such Company without penalty upon 90 days or less notice;

(f)

All Contracts to which such Company, on the one hand, and any Affiliates, on the other hand, are parties or by which they are bound that relate to the Company or its operations;

(g)

Any partnership, joint venture or other similar agreement or arrangement;

(h)

Any collective bargaining agreement;

(i)

Any material agreement for the sale or purchase of products or services other than purchase or sale orders entered into in the ordinary course of business;

(j)

Any environmental indemnity agreement for the benefit of a party other than such Company;

(k)

Any material License, sublicense, agreement or permission (as licensee or licensor) with respect to any Intellectual Property;

(l)

Any supply agreement involving annual expenditures or liabilities in excess of $100,000;

(m)

Any material confidentiality agreements other than confidentiality provisions contained in Material Contracts otherwise disclosed pursuant to this Section and any confidentiality agreements entered into in contemplation of this Agreement; and

(n)

Any other Contract the termination or nonperformance of which would have a Material Adverse Effect.

(o)

Copies of the written Material Contracts have been made available to Buyer.  All of the Material Contracts of each Company are in full force and effect, are valid and binding and are enforceable in accordance with their terms in favor of such Company except for bankruptcy and similar laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies.  There are no material liabilities of either Company arising from any breach or default by such Company of any provision of any Material Contract that are not reflected in the Balance Sheet of such Company, and no event has occurred that, with the passage of time or the giving of notice or both, would constitute a material breach or default by such Company of any Material Contract.  Each Company has fulfilled all material obligations required pursuant to each Material Contract to have been performed by such Company prior to the date hereof and, to the knowledge of Sellers, there is no reason that such Company will not be able to fulfill, when due, all of its obligations under the Material Contracts that remain to be performed after the date of this Agreement.

As used herein:

"Contracts" means any agreement, contract, instrument, obligation, promise or undertaking (whether written or oral) that is legally binding and to which either Company is a party or is bound; and

"Material Contracts" means the agreements of either Company required to be disclosed in Schedule 2.16.

2.17

Litigation.  Except as set forth on Schedule 2.17, there are no legal, administrative, arbitration or other proceedings, or any governmental investigations pending or, to the knowledge of Sellers, threatened against or otherwise affecting either Company, or any of its assets.

2.18

Taxes.

(a)

Each Company has timely filed all Tax Returns required to have been filed by it for all taxable periods ending on or prior to the date hereof, and has paid all Taxes due to any taxing authority with respect to all taxable periods ending on or prior to the date hereof;

(b)

The Tax Returns filed by each Company are true and correct in all material respects and reflect accurately all liability for Taxes for the periods covered thereby;

(c)

Neither Company has received notice that the IRS or any other taxing authority has asserted against it any deficiency or claim for additional Taxes in connection therewith;

(d)

There is no pending or, to the knowledge of Sellers, threatened audit, proceeding or investigation with respect to (i) any Tax Returns previously filed by either Company, (ii) the assessment or collection of Taxes or (iii) a claim for refund made by either Company with respect to Taxes previously paid;

(e)

All amounts that are required by any taxing authority to be collected or withheld by either Company have been duly collected or withheld and all such amounts that are required to be remitted to any taxing authority have been duly remitted;

(f)

There are no Encumbrances for Taxes due and payable upon any assets of either Company other than Encumbrances for Taxes or assessments and similar charges, or otherwise arising by operation of law, which are either not yet due and payable or are being contested in good faith and by appropriate proceedings and for which adequate reserves (as determined by GAAP, consistently applied) have been established on the Companies' books with respect thereto;

(g)

Clarity (i) is an "S" corporation as defined in Section 1361 of the Code, and (ii) has been an "S" corporation for tax purposes since 1991;

(h)

Neither Company is a party to any tax allocation or sharing agreement which allocates tax liability to it.  Neither Company is or has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return and neither has had any liability for the taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.  Neither Company is delinquent in the payment of any Taxes, assessment or governmental charge.  No deficiencies for any Taxes have been proposed, asserted or assessed against either Company that have not been resolved or settled, and no requests for waivers of the time to assess any Taxes against either Company are pending or have been agreed to.  Any deferred taxes of either Company have been accounted for in accordance with GAAP.

As used herein:

"Tax" or "Taxes" means any and all taxes imposed or required to be collected by any federal, state or local taxing authority in the United States, or by any foreign taxing authority under any statute or regulation, including all income, gross receipts, sales, use, personal property, occupancy, business occupation, mercantile, ad valorem, transfer, license, withholding, payroll, employment, excise, real estate, environmental, capital stock, franchise, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalties and other additions thereto; and

"Tax Returns" means any and all tax returns or reports required to be filed with the applicable federal, state or local taxing authority in connection with payment of Taxes.

2.19

Governmental Consents and Approvals.  The execution and delivery of this Agreement by Sellers does not, and the performance by Sellers of the transactions contemplated by this Agreement will not, require any filing with or notification to, or any consent, approval, authorization or permit from, any governmental entity, except contracts with the US Department of Energy, Battelle Energy Alliance, and Edison Source..

2.20

Brokers' Fees.  Neither Sellers nor either Company has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.21

Insurance.  Schedule 2.21 contains, with respect to each Company, a description of all policies of fire, liability, workers' compensation and other forms of insurance providing insurance coverage to or for such Company, and the name of the owner of each such policy.  All premiums with respect thereto have been paid when due and no notice of cancellation or termination has been received with respect to any such policy.   No such insurer has any right of payment, whether by way of set-off, indemnity or otherwise, of any nature whatsoever, against either Company in respect of any recovery under any such policy.

2.22

No Omissions.  No representation or warranty of either Seller in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of either Seller pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.  No investigation of either Seller or either Company undertaken by Buyer and its representatives, nor any information revealed to Buyer in consequence thereof, shall absolve either Seller from any liability for any such untrue statement or omission.

2.23

Securities Laws.

(a)

Each Seller acknowledges that (i) the issuance of the Buyer Shares to Sellers as a portion of the Clarity Purchase Price and the ETEC Purchase Price is not being made by means of a prospectus, (ii) each Seller is an "accredited investor" (as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act")) and (iii) each Seller has the ability to assess the risks and merits of acceptance of the Buyer Shares as a portion of the Clarity Purchase Price and the ETEC Purchase Price.  Each Seller has consulted his own legal, tax and financial advisors with respect to the issuance of the Buyer Shares to Seller or has had adequate time to do so and determined not to consult such advisors.

(b)

Each Seller is acquiring and will hold the Buyer Shares for investment for his own account and not with a view to the distribution or resale thereof (except as allowed by Rule 144), and neither has any present or contemplated intention, agreement, understanding or arrangement to sell, assign, pledge, transfer or otherwise dispose of the Buyer Shares.

(c)

Each Seller recognizes that, because the Buyer Shares have not and are not expected to be registered under the Securities Act or the securities laws of any state and because there will be no public market for the Buyer Shares, such Seller will not be able to readily liquidate his investment in the event of financial emergency or for any other reason (other than in compliance with Rule 144, after applicable holding periods and subject to volume and other limitations), and such Seller must bear the economic risk of the investment for an indefinite period of time.  Each Seller also understands and agrees that the Buyer Shares cannot be sold or transferred without registration or the availability of an exemption therefrom, and without an opinion of counsel satisfactory to Buyer to the effect that the transfer would be in compliance with applicable federal and state securities laws, by application of Rule 144 or otherwise.

(d)

Each Seller is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject only to the satisfaction of certain conditions.

(e)

Neither Seller will sell, transfer or otherwise dispose of the Buyer Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act.  Each Seller agrees that he will not dispose of the Buyer Shares unless and until he has provided Buyer with written assurances, in substance and form satisfactory to Buyer, that (i) the proposed disposition does not require registration of the Buyer Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (ii) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Buyer Shares under state securities laws.

(f)

Each Seller has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to accept the Buyer Shares, and each Seller has had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the issuance of the Buyer Shares.

(g)

Each Seller is aware that his investment in the Buyer Shares is a speculative investment that has limited liquidity and is subject to the risk of complete loss.  Each Seller is able, without impairing his financial condition, to hold the Buyer Shares for an indefinite period and to suffer a complete loss of his investment in the Buyer Shares.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers that the statements contained in this Article 3 will be true and correct as of the Closing Date.

3.1

Organization; Good Standing; Qualification.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own or lease its properties and to conduct its business as currently conducted.  Buyer is qualified to do business and is in good standing in each other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

3.2

Power and Authority; Authorization

(a)

Buyer has full power and authority to enter into and consummate the transactions contemplated by this Agreement, and to transfer the Buyer Shares to Sellers without obtaining the consent or approval of any other Person.

(b)

All necessary action has been taken by Buyer to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and this Agreement is the valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such obligations and enforceability are limited by bankruptcy, insolvency and other similar laws of general application affecting the enforcement of creditors' rights and by equitable principles.

3.3

No Violation.  The execution, delivery and performance of this Agreement do not and the performance of this Agreement by Buyer will not:

(a)

violate any provision of the Articles or Certificate of Incorporation or the Bylaws of Buyer;

(b)

violate in any material respect any laws, rules or regulations or any injunction, judgment, order, decree, ruling of any governmental entity applicable to Buyer, or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity that has not been obtained or made; or

(c)

result in a violation or any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the acceleration of any material Indebtedness under or material performance required by, result in any right of termination of, increase, materially, any amounts payable under, decrease, materially, any amounts receivable under, change any other material rights pursuant to, or conflict with, any material agreement to which Buyer is a party or in respect of which its assets are bound, or any material permit, registration, license, franchise, certification or other approval received or held by or issued to Buyer from a governmental entity.

3.4

Buyer Shares.  The Buyer Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

3.5

Capitalization.  The authorized and issued equity capital of Buyer is set forth in Schedule 3.5 and constitutes all of the issued and outstanding capital stock of Buyer.  All of the outstanding equity securities of Buyer have been duly authorized and validly issued and are fully paid and nonassessable.  None of the outstanding equity securities or other securities of Buyer was issued in violation of the Securities Act or any other legal requirement.

3.6

Brokers' Fees.  Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.7

Litigation.  Except as set forth on Schedule 3.7, there are no legal, administrative, arbitration or other proceedings, or any governmental investigations pending or, to the knowledge of Buyer, threatened against or otherwise affecting Buyer, or any of its assets.

3.8

No Omissions.  No representation or warranty of Buyer in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.  No investigation of Buyer undertaken by Sellers and their representatives, nor any information revealed to Sellers in consequence thereof, shall absolve Buyer from any liability for any such untrue statement or omission.

3.9

Financial Statements.  The financial statements of Buyer included in the reports ("Buyer's SEC Reports") that Buyer has filed with the Securities and Exchange Commission ("SEC"), as well as the additional financial statements that Buyer has made available to Sellers for periods not included in such filed reports (collectively, "Buyer's Financial Statements") fairly present the financial condition and the results of operations, changes in retained earnings and cash flows of Buyer as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP (as applied under SEC rules for reports filed with the SEC) consistently applied except that the balance sheets and related statements of income and retained earnings and cash flows for periods other than completed fiscal years are subject to normal year-end audit adjustments.

3.10

No Undisclosed Liabilities.  Buyer has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) which have not been reflected or reserved against in Buyer's Financial Statements.

3.11

Absence of Material Adverse Effect.  Since the date of the most recent balance sheet included in Buyer's Financial Statements, no Material Adverse Effect or any event that is reasonably likely to cause a Material Adverse Effect to the Buyer has occurred.  As used herein, "Material Adverse Effect" means, with respect to Buyer, any change or effect that is, individually or in the aggregate, materially adverse to the business, operations, assets, financial condition or results of operations of Buyer other than any change or effect (a) relating to the economy of the United States in general, (b) relating to the industry in which Buyer operates in general and not specifically relating to Buyer, (c) arising out of the announcement or pendency of the transactions contemplated by this Agreement, (d) arising out of compliance by Buyer with the terms of this Agreement or (e) arising out of any action taken or announced by Buyer at the request or direction of Sellers, or any inaction or failure to act by Buyer at the request or direction of Sellers.

3.12

Accounts Receivable.  All accounts receivable of Buyer represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business.

3.13

Key Employees.  Buyer is aware that key ETEC employees Karner and Kathryn Forbes are married.

3.14

Licenses and Permits.  Buyer has made all material filings with governmental entities and has received all material permits, registrations, licenses, franchises, certifications and other approvals necessary to conduct and operate its business as currently conducted or operated by it and to permit Buyer to own or use its assets in the manner in which such assets are currently owned or used in all material respects.  Buyer is in compliance in all material respects with the respective terms and conditions thereof and there are no proceedings pending or, to the knowledge of Buyer, threatened seeking to revoke, cancel, suspend, or adversely modify, any of such material permits, registrations, licenses, franchises, certifications and other approvals.  The consummation of the transactions contemplated hereby will not result in the revocation, cancellation, suspension or material adverse modification of any of such material permits, registrations, licenses, franchises, certifications and other approvals.

3.15

Books and Records.  The books of account and other financial records of Buyer have been maintained in accordance with standard business practices, including the maintenance of an adequate system of internal controls.  The corporate records books, transfer books and stock ledgers of Buyer are complete and accurate in all material respects and reflect all meetings, consents and other material corporate actions of the organizers, incorporators, stockholders, Board of Directors (and committees thereof) of Buyer, and all transactions in Buyer's capital stock, since its inception.

3.16

Environmental Matters.  Buyer has conducted its business in all material respects in accordance with applicable Environmental Laws.  There have been no events, circumstances, or facts which would cause Buyer to have any material liability under any laws, rules or regulations concerning (a) public health and safety relating to toxic or hazardous substances or (b) pollution or protection of the environment or natural resources.

3.17

Intellectual Property.

(a)

There are no claims against Buyer that were made since its inception or are presently pending asserting the invalidity, misuse or unenforceability of any of the Intellectual Property of Buyer and, to the knowledge of Buyer, there is no basis for any such claim.  Buyer has not infringed, misappropriated or otherwise conflicted with, and the operation of the business of Buyer as currently conducted will not infringe, misappropriate or conflict with, any Intellectual Property of other Persons in any material respect, and Buyer has not received any written notices regarding any of the foregoing (including, without limitation, any offers to license any Intellectual Property rights from any other Person).  The transactions contemplated by this Agreement shall not impair in any material respect, the right, title or interest of Buyer in and to its Intellectual Property.

(b)

There are no outstanding or, to the knowledge of Buyer, threatened disputes or disagreements with respect to any License of Buyer.

3.18

Employee Benefit Plans.  Buyer maintains its employee benefit plans in compliance with all applicable laws.  There are no pending or, to the knowledge of Buyer, threatened actions, suits, investigations or claims with respect to any of its employee benefit plans (other than routine claims for benefits) which could result in material liability to Buyer.  All information about Buyer's employee benefit plans that is material to a decision whether to invest in Buyer's stock is set forth in Buyer's SEC Reports.

3.19

Contracts.  The contracts of Buyer included in Buyer's SEC Reports, together with the other contracts that Buyer has made available to Sellers as part of Sellers' due diligence in connection with the transactions contemplated hereunder, are all of the contracts to which Buyer is a party, the termination or nonperformance of which would have a Material Adverse Effect on Buyer.  All of such contracts of Buyer are in full force and effect, are valid and binding and are enforceable in accordance with their terms in favor of Buyer except for bankruptcy and similar laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies.  There are no material liabilities of the Buyer arising from any breach or default by the Buyer of any provision of any of such contracts that are not reflected in Buyer's Financial Statements, and no event has occurred that, with the passage of time or the giving of notice or both, would constitute a material breach or default by Buyer of any of such contracts.  Buyer has fulfilled all material obligations required pursuant to each of such contracts to have been performed by Buyer prior to the date hereof and there is no reason that Buyer will not be able to fulfill, when due, all of its obligations under any of such contracts that remain to be performed after the date of this Agreement.

3.21

Taxes.

(a)

Buyer has timely filed all Tax Returns required to have been filed by it for all taxable periods ending on or prior to the date hereof, and has paid all Taxes due to any taxing authority with respect to all taxable periods ending on or prior to the date hereof;

(b)

The Tax Returns filed by Buyer are true and correct in all material respects and reflect accurately all liability for Taxes for the periods covered thereby;

(c)

Buyer has not received notice that the IRS or any other taxing authority has asserted against it any deficiency or claim for additional Taxes in connection therewith;

(d)

There is no pending or, to the knowledge of Buyer, threatened audit, proceeding or investigation with respect to (i) any Tax Returns previously filed by Buyer (ii) the assessment or collection of Taxes or (iii) a claim for refund made by Buyer with respect to Taxes previously paid;

(e)

All amounts that are required by any taxing authority to be collected or withheld by Buyer have been duly collected or withheld and all such amounts that are required to be remitted to any taxing authority have been duly remitted;

(f)

There are no Encumbrances for Taxes due and payable upon any assets of Buyer other than Encumbrances for Taxes or assessments and similar charges, or otherwise arising by operation of law, which are either not yet due and payable or are being contested in good faith and by appropriate proceedings and for which adequate reserves (as determined by GAAP, consistently applied) have been established on Buyer's' books with respect thereto;

(g)

Buyer is not a party to any tax allocation or sharing agreement which allocates tax liability to it.  Buyer is not nor has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return and neither has had any liability for the taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.  Buyer is not delinquent in the payment of any Taxes, assessment or governmental charge.  No deficiencies for any Taxes have been proposed, asserted or assessed against Buyer that have not been resolved or settled, and no requests for waivers of the time to assess any Taxes against Buyer are pending or have been agreed to.  Any deferred taxes of Buyer have been accounted for in accordance with GAAP.

3.20

Governmental Consents and Approvals.  The execution and delivery of this Agreement by Buyer does not, and the performance by Buyer of the transactions contemplated by this Agreement will not, require any filing with or notification to, or any consent, approval, authorization or permit from, any governmental entity, other than filings with the SEC to be undertaken by Buyer.

3.21

Insurance.  No insurer has any right of payment, whether by way of set-off, indemnity or otherwise, of any nature whatsoever, against Buyer in respect of any recovery under any past or current insurance policy.

ARTICLE 4
CONDITIONS TO SELLERS' OBLIGATIONS AT CLOSING

Sellers' obligation to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

4.1

Representations and Warranties; Covenants.  The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing and all the covenants contained in this Agreement to be complied with or performed by Buyer on or before the Closing shall have been complied with or performed in all material respects.

4.2

Officers' Certificate.  Buyer shall have delivered to Sellers a certificate of an executive officer of Buyer certifying that each of the representations and warranties contained in Section 3 of this Agreement are true and correct as of the Closing Date.

4.3

Employment Agreements.  ETEC shall have entered into and executed employment agreements with Karner and Morrow in substantially the forms attached hereto as Exhibits A-1 and A-2, respectively (collectively, the "Employment Agreements").

4.4

Payment.  Buyer shall pay Sellers the portion of the Initial Clarity Purchase Price and the Initial ETEC Purchase Price payable at the Closing  as set forth in Section 1.2 by wire transfer in immediately available funds to such account(s) as may be specified by Sellers in writing prior to the Closing.

ARTICLE 5
CONDITIONS TO BUYER'S OBLIGATIONS AT CLOSING

Buyer's obligation to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

5.1

Representations and Warranties; Covenants.  The representations and warranties of each Seller contained in this Agreement shall be true and correct in all material respects as of Closing and all the covenants contained in this Agreement to be complied with or performed by either Seller on or before the Closing shall have been complied with or performed in all material respects.

5.2

Officers' Certificate.  Sellers shall have delivered to Buyer a certificate of the President of each Company certifying that each of the representations and warranties contained in Section 2 of this Agreement are true and correct as of the Closing Date.

5.3

Employment Agreements.  Karner and Morrow shall have entered into and executed the Employment Agreements.

ARTICLE 6
POST-CLOSING COVENANTS

6.1

New Acquisition Capital.  Buyer will provide to the Companies, over the 48 months following the Closing, capital ("New Acquisition Capital") - in cash, Buyer Shares or a combination thereof (as determined by Buyer) - having an aggregate value of between $3,000,000 to $5,000,000 (in the case of Buyer Shares, based on the fair market value of such shares at the time of issuance, as reasonably determined by Buyer).  The New Acquisition Capital shall be used by the Companies only for the acquisition of assets ("New Acquisition Capital Assets") that will expand the Companies' product and technology offerings, all subject to approval by the Buyer's Board of Directors of the proposed acquisitions as accretive to the Companies' earnings and growth.

6.2

Incentive Stock for Employees.  In addition to the Buyer Shares to be issued pursuant to the Beauregard Retention Bonus (as defined below in this Article), Buyer shall make available 200,000 Buyer Shares as incentive compensation for such employees of either Company as may be selected by the Companies' management.  Such Buyer Shares may be awarded or sold to such employees or granted as options, all in accordance with customary terms and conditions for such equity compensation and pursuant to applicable exemptions from registration or qualification under federal and state securities laws; provided that no such Buyer Shares granted as options shall vest prior to January 1, 2009 or, in the case of awards or sales of such Buyer Shares, all shall be subject to repurchase by Buyer at cost, in either case if the employment of the recipient with the Company should terminate for any reason prior to January 1, 2009, or such later date as may be designated in the agreement by which the options were granted or the shares were awarded or sold to the recipient.

6.3

Company Benefit Plans.  Sellers have provided Buyer with copies of all employee benefit plans of each Company (the "Company Plans").  Buyer intends to provide all persons who accept employment with either Company following the Closing with substantially the same level of employee benefits provided by such Company to its employees pursuant to the Company Plans.

6.4

Net Working Capital Adjustment.

(a)

General.  The parties have agreed that the purchase price for the Company Shares will be adjusted as set forth below, by a post-Closing payment from Buyer to Sellers or from Sellers to Buyer, to the extent that the actual Net Working Capital (as defined below) as of the Closing Date is more or less than $410,160.30 (the "Target NWC")

(b)

Determination of Net Working Capital.

(i)

Within sixty 60 days following the Closing Date, Buyer will deliver to Sellers a statement of the Net Working Capital as of the Closing Date as determined by the Buyer's independent auditors (the "Buyer's Proposed NWC").

(ii)

To enable Sellers to review the Buyer's Proposed NWC, Buyer will, and will cause its auditors to, (A) make available to Sellers and their agents, attorneys and accountants upon reasonable advance notice all records and work papers related to the preparation of the Buyer's Proposed NWC and (B) allow Sellers and their agents, attorneys and accountants upon reasonable advance notice to interview any Buyer company personnel or independent auditor personnel significantly involved in the preparation of the Buyer's Proposed NWC.

(iii)

If Sellers disagree with the Buyer's Proposed NWC, or if Buyer fails to deliver the Buyer's Proposed NWC statement within the 60-day period, then at any time within 30 days after delivery of the Buyer's Proposed NWC statement or the end of such 60-day period, as applicable, Sellers may deliver to Buyer a statement of the Net Working Capital as of the Closing Date as determined by Sellers (the "Sellers' Proposed NWC"), which statement shall also set forth Sellers' objections to the Buyer's Proposed NWC, if Buyer timely delivered the Buyer's Proposed NWC statement.

(iv)

If Sellers timely deliver the Sellers' Proposed NWC statement, then Buyer and Sellers will use reasonable efforts to resolve any disagreements as to the computation of the Net Working Capital as of the Closing Date as set forth in their respective statements.  If they do not obtain a final resolution within 15 days after delivery of the Sellers' Proposed NWC statement, then either Buyer or Sellers may, by notice to the other at any time within 30 days thereafter, cause the parties to jointly retain an independent accounting firm of recognized national standing that is not a public accountant of Buyer or either of Sellers (an "Independent Firm") to resolve any remaining disagreements.  If Buyer and Sellers are unable to agree on the choice on an Independent Firm, the choice will be selected by lot from those top four accounting firms that are Independent Firms or, if no top four accounting firm is an Independent Firm, then Buyer and Sellers will each designate two independent accounting firms of recognized national or regional standing which are not public accountants of Buyer or either of Sellers and which are willing to serve, and the Independent Firm will be selected by lot from among those four designated accounting firms.  Buyer and Sellers will direct the chosen Independent Firm to render a determination within 30 days of its retention, and Buyer and Sellers and their respective agents will cooperate with the chosen Independent Firm during its engagement.  The determination of the chosen Independent Firm will be based on and consistent with the definition of Net Working Capital included herein.  The determination of the chosen Independent Firm as to the Net Working Capital as of the Closing Date (the "Independently Determined NWC") will be conclusive and binding upon Buyer and Sellers and will be used for the post-Closing payments required under subsection (c) below.  In any proceeding described above, (i) all of the costs and expenses of Buyer (including attorneys' fees and expenses) shall be borne by Buyer, (ii) all of the costs and expenses of Sellers (including attorneys' fees and expenses) shall be borne by Sellers and (iii) all costs and expenses of the chosen Independent Firm shall be borne by Buyer in the event that the Buyer's Proposed NWC is further from the Independently Determined NWC than the Sellers' Proposed NWC is from the Independently Determined NWC (or in the event that the Independently Determined NWC resulted from Buyer's failure to timely deliver the Buyer's Proposed NWC statement); otherwise, Sellers shall bear all the costs and expenses of the chosen Independent Firm.

(v)

If Buyer timely delivers the Buyer's Proposed NWC statement and Sellers do not timely deliver the Sellers' Proposed NWC statement, then the Buyer's Proposed NWC will be used for the post-Closing payments required under subsection (c) below.

(vi)

If Sellers timely deliver the Sellers' Proposed NWC statement and neither party timely initiates the process to retain an Independent Firm to resolve their disagreements, then the Sellers' Proposed NWC will be used for the post-Closing payments required under subsection (c) below.

(vii)

If Buyer fails to timely deliver the Buyer's Proposed NWC statement and Sellers also fail to timely deliver the Sellers' Proposed NWC statement, then there will be no post-Closing payments under subsection (c) below.

(c)

Payment.  If the Net Working Capital as of the Closing Date, as determined under the procedures of subsection (b) above, exceeds the Target NWC, then Buyer will pay to Sellers, within fifteen business days of such determination, the amount of such excess, which will be payable to Sellers (in proportion to the amounts of the Initial Clarity Purchase Price and the Initial ETEC Purchase Price paid to them at the Closing) in cash by wire transfer or delivery of other immediately available funds.  If the Net Working Capital as of the Closing Date, as determined under the procedures of subsection (b) above, is less than the Target NWC, then Sellers will pay to Buyer, within five business days of such determination, the amount of such deficit, which will be payable by Sellers (in proportion to the amounts of the Initial Clarity Purchase Price and the Initial ETEC Purchase Price paid to them at the Closing) in cash by wire transfer or delivery of other immediately available funds.  No interest shall be paid with respect to any adjustment amount due and timely paid pursuant to this subsection.

(d)

Definition of Net Working Capital.  As used herein, "Net Working Capital" means the amount equal to the excess of (i) all cash and cash equivalents, inventory, trade receivables, and other assets of the Companies, on a consolidated basis, which are generally considered to be current assets, over (ii) all trade accounts payable, inventory-related accruals, and other liabilities of the Companies, on a consolidated basis, which are generally considered to be current liabilities; provided that (A) such items shall be valued, to the extent feasible, in accordance with GAAP consistently applied to previous periods; (B) any trade receivables included in such determination which, as of the Closing Date, are more than 120 days aged shall be discounted to reflect a reasonable reserve for uncollectibility; (C) the quantities and types of inventory included in such determination shall be the Companies' book inventory as of the close of business on the Closing Date, provided that any inventory which is not of a quality which is usable or salable in the ordinary course of business shall be discounted to reflect a reasonable reserve for inventory write down; (D) current liabilities shall include an amount equal to all Employee Accruals as of the Closing Date; and (E) such determination shall not include any items constituting or representing inter-company accounts between the Companies or between either Company and Buyer or any of its Affiliates.  As used herein, "Employee Accruals" means the amount the Companies would be required to pay under the Companies' employee benefit plans and applicable law, with respect to accrued and unused vacation days sick leave days and the like, if on the Closing Date the Companies were to terminate the employment of all of their employees without cause.

6.5

Non-Competition.  In consideration of the payment of the Clarity Purchase Price and the ETEC Purchase Price to be made to Sellers under this Agreement, each Seller covenants and agrees that, commencing on the Closing Date and continuing for three years following the Closing Date (the "Non-Competition Period"), he will not, and he will cause his Affiliates not to, either individually or as a partner, joint venturer, consultant, shareholder, member or representative of another person or otherwise, directly or indirectly, participate in, engage in, or have a financial or management interest in, promote, or assist any other person or entity in any business operation or any enterprise if such business operation or enterprise engages, or intends to engage, in a business that is substantially similar to, or competes for business with, either of the Companies.  Without limiting the right of Buyer to pursue all other legal and equitable rights available to it for violation of this Section by Sellers or their Affiliates, it is agreed that other remedies cannot fully compensate Buyer for such a violation and that Buyer will be entitled to injunctive relief to prevent any violation or continuing violation thereof (without the need to post any bond or other security).  It is the intent and understanding of each party hereto that if, in any proceeding to enforce this Section, any term, restriction, covenant or promise in this Section is found to be unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable.

6.6

Non-Solicitation.  In consideration of the payment of the Clarity Purchase Price and the ETEC Purchase Price to be made to Sellers under this Agreement, during the Non-Competition Period, each Seller agrees that he will not, directly or indirectly, for himself or for the benefit of, or in conjunction with, any other Person:

(a)

call upon any current or former client of either Company, for the purpose of soliciting, selling, diverting, taking away, transferring or interfering with any such client's patronage of such Company;

(b)

solicit, or attempt to solicit, any person employed by either Company in order to cause the termination of such employee's employment with such Company; or

(c)

divert, take away, transfer or otherwise interfere with the relationship(s) of either Company with any of its suppliers, vendors, licensors or consultants.

6.7

Key Employee Retention Bonus.  Buyer shall provide a retention bonus for ETEC key employee Garrett Beauregard (the "Beauregard Retention Bonus") paid as follows: (A) $120,000 and 312,000 shares of Buyer Shares paid at Closing, (B) an aggregate of $24,000 paid in 10 equal, monthly installments of $2,400 each, beginning on December 1, 2007, and (C) up to an aggregate of 48,000 Buyer Shares per year paid in a manner consistent with the ETEC Contingent Payment in Section 1.2(b)(iii); provided that the issuance of any Buyer Shares as part of the retention bonus will be conditioned on the delivery by Mr. Beauregard to Buyer of a signed retention bonus agreement, in a form reasonably acceptable to Buyer, which will include representations from Mr. Beauregard similar to those set forth in Section 2.23, including without limitation the representation that Mr. Beauregard is an accredited investor.

6.8

Credit Line.  Buyer will arrange a line of credit for the Companies to replace the line of credit previously used by the Companies for which Karner provided a guarantee.

6.9

Sale of Stock.  To the extent it can do so in compliance with all applicable securities laws, Buyer will use its best efforts to assist Sellers to minimize the time after the Closing Date required to sell  Buyers Shares, including removal of the legends required by Section 8.1 upon any sale of the Buyers Shares following applicable holding periods.

6.10

Software Audit.  Within 90 days of the Closing, the Companies will conduct an audit of their right the standard office software they are using.  Sellers will pay the Companies' cost of the audit and the costs, if any, for additional software licenses which may be required as a result of the audit.

ARTICLE 7
INDEMNIFICATION

7.1

Survival of Representations and Warranties.  The representations and warranties of  Sellers and Buyer set forth in this Agreement and any certificates or schedules attached hereto or delivered hereunder shall survive the Closing and consummation of the transactions contemplated hereby and will continue until the second anniversary of the Closing Date, at which time they shall expire.  If an indemnification claim is properly asserted in writing pursuant to this Article prior to the expiration as provided herein of the representation or warranty that is the basis for such claim, then such representation or warranty shall survive until, but only for the purpose of, the resolution of such claim.

7.2

Indemnification by Sellers.  Subject to the terms and conditions of this Article, from and after the Closing, Sellers, jointly and severally, shall indemnify Buyer, together with its officers, directors, employees and each affiliate of Buyer (collectively, the "Buyer Indemnified Parties") in respect of, and hold the Buyer Indemnified Parties harmless against, any and all claims, liabilities, losses, monetary damages, fines, fees, penalties, costs and expenses (including without limitation attorneys' fees) (collectively, "Damages") incurred or suffered by any Buyer Indemnified Party resulting from or constituting any breach of any of the representations, warranties, covenants or agreements made by either Seller in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing.

7.3

Indemnification by Buyer.  Subject to the terms and conditions of this Article, from and after the Closing, Buyer shall indemnify Sellers in respect of, and hold Sellers harmless against, any and all Damages incurred or suffered by either Seller resulting from any breach of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing.

7.4

Claims for Indemnification.

(a)

Claims.  A person entitled to indemnification under this Article (an "Indemnified Party") shall give prompt written notification to the person from whom indemnification is sought (the "Indemnifying Party"); provided, however, that the failure to give such notice shall not relieve, waive or diminish the Indemnifying Party's obligations unless, and then only to the extent, such failure has resulted in the loss of material substantive rights with respect to the Indemnifying Party's ability to defend such claim.  An Indemnified Party wishing to assert a claim for indemnification which is not a third-party claim shall deliver to the Indemnifying Party a written notice which contains (i) a description and the amount of any Damages incurred by the Indemnified Party and (ii) a demand for payment in the amount of such Damages if then known and determinable.

(b)

Third-Party Claims.  An Indemnified Party shall give prompt written notice to the Indemnifying Party of the commencement of any action Party's obligations unless, and then only to the extent, such failure has resulted in the loss of material substantive rights with respect to the Indemnifying Party's ability to defend such claim.  Within 30 days after delivery of such notification (or, if earlier, at least 10 days prior to the date that an answer to the applicable claim is due to be filed), the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party.  If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense (in which event the reasonable fees and expenses of counsel to the Indemnified Party in connection therewith shall be considered Damages for purposes of this Agreement).  The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered Damages for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties.  The party controlling such defense shall keep the other party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other party with respect thereto.  The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party.  The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all liability with respect thereto that imposes any liability or obligation on the Indemnified Party or impairs or interferes with any asset, right or entitlement of the Indemnified Party, in each case, without the prior written consent of the Indemnified Party.

7.5

Limitations on Indemnification.  Neither Buyer nor Sellers:

(a)

shall be liable with respect to claims under this Article unless and until the aggregate Damages related to such claims exceed $50,000, in which event such party shall be liable with respect to all such aggregate Damages, including the first $50,000; and

(b)

the aggregate liability of Sellers and Buyer for all Damages under this Article 7 shall not exceed an amount equal to the aggregate of the Clarity Purchase Price and the ETEC Purchase Price.

7.6

Payment of Indemnification.  Claims for indemnification under this Article shall be paid or otherwise satisfied by the Indemnifying Party within 30 days after notice thereof is given by the Indemnified Party.

7.7

Buyer's Right of Offset.  Buyer may offset the amount of any Damages first against the Holdback Amount and then against the amount of any Contingent Payment; provided that at the first anniversary of the Closing, the Secretary (pursuant to the provisions of Section 1.5) will release to Sellers the lesser of (i) the full Holdback Amount, or (ii) that portion of the Holdback Amount having a value (based on the fair value of the Buyer Shares on such first anniversary) in excess of the full aggregate amount of Damages for which Sellers could be liable under Section 7.2 with respect to all then unresolved indemnity claims made by Buyer prior to such first anniversary (with any retained portion of the Holdback Amount being released to Sellers or Buyer thereafter as such claims are resolved, as set forth in Section 1.5).

7.8

Insurance and Tax Benefits.  All amounts to which an Indemnified Party may be entitled pursuant to the provisions of this Article shall be net of (i) any insurance proceeds received with respect thereto, and (ii) any tax benefits actually realized by the Indemnified Party.

ARTICLE 8
BUYER SHARES

8.1

Legends.  All certificates evidencing the Buyer Shares shall bear the following legend or a legend of similar effect:

"THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES).  THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

If required by the authorities of any state in connection with the issuance of the Buyer Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

ARTICLE 9
GENERAL

9.1

Fees and Expenses.  Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

9.2

Notices.  Any notice or other communication in connection with this Agreement if in writing (or in the form of facsimile transmission) addressed as provided below shall be deemed to be delivered (a) when actually delivered if personally delivered, (b) when sent by facsimile transmission (with electronic confirmation of delivery), (c) one day after deposited for deliver with an overnight courier or (d) three business days after deposited in the United States mail, postage prepaid and registered or certified, return receipt requested:

If to Karner, to:

Donald Karner

430 South 2nd Avenue

Phoenix, Arizona  85003
Facsimile Number: (602) 256-2606

with a copy to:
Greg Robinson

Farley, Robinson & Larsen
6040 North 7th Street

Phoenix, Arizona  85014
Facsimile Number: (___) ___-____

If to Morrow, to:

Kevin Morrow

430 South 2nd Avenue

Phoenix, Arizona  85003
Facsimile Number: (602) 256-2606

with a copy to:
Greg Robinson

Farley, Robinson & Larsen
6040 North 7th Street

Phoenix, Arizona  85014
Facsimile Number: (___) ___-____

If to Buyer, to:

Ecotality, Inc.

6821 E. Thomas Rd.

Scottsdale Arizona 85251
Attention: Jonathan R. Read
Facsimile Number: (408) 219-5338

with a copy to:
Bruce Maximov

Farella Braun + Martel LLP
235 Montgomery Street
San Francisco, California  94104
Facsimile Number: (415) 954-4480

and in any case at such other address as the addressee shall have specified by written notice.  All periods of notice shall be measured from the date of delivery thereof.

9.3

Publicity and Disclosures.  Prior to the Closing, no press releases or any public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made without the prior knowledge and written consent of both Buyer and Sellers.

9.4

Entire Agreement.  This Agreement (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement among the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto have been expressed herein or in the documents incorporated herein by reference.

9.5

Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

9.6

Assignment; Binding Effect.  This Agreement may not be assigned otherwise than by operation of law by any party without the prior written consent of the others; provided, however, that Buyer may assign this Agreement to any of its Affiliates.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9.7

Amendment.  This Agreement may be amended only by a written agreement executed by Buyer and Sellers.

9.8

Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.9

Effect of Table of Contents and Headings.  Any table of contents and any title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

9.10

Dispute Resolution; Governing Law.  If the parties are unable to informally resolve any dispute arising out of this Agreement, including the question as to whether any particular matter can be arbitrated, the parties agree to mediate, with the option that if mediation does not yield a result acceptable to the parties, the dispute shall be resolved through binding arbitration.  Should the parties proceed with arbitration, the arbitration will proceed as follows:  In the event the parties have not agreed upon an arbitrator within twenty (20) days after arbitration has been demanded, any party may file a demand for arbitration with the presiding judge of the Maricopa County Superior Court in Phoenix, Arizona and a single arbitrator shall be appointed.  Discovery may be conducted either upon mutual consent of the parties, or by order of the arbitrator upon good cause being shown.  In ruling on motions pertaining to discovery, the arbitrator shall consider that the purpose of arbitration is to provide for the efficient and inexpensive resolution of disputes, and the arbitrator shall limit discovery whenever appropriate to insure that this purpose is preserved.  The dispute between the parties shall be submitted for determination within thirty (30) days after the arbitrator has been selected.  The decision of the arbitrator shall be rendered within ten (10) days after the conclusion of the arbitration hearing.  The decision of the arbitrator shall be in writing and shall specify the factual and legal basis for the decision.  Upon stipulation of the parties, or upon a showing of good cause by any party, the arbitrator may lengthen or shorten the time periods set forth herein for conducting the hearing or for rendering a decision.  The decision of the arbitrator shall be final and binding upon the parties.  A judgment to enforce the decision of the arbitrator whether for legal or equitable relief may be entered in any court having jurisdiction of the Arizona Courts for such purpose.  The arbitrator shall conduct all proceedings pursuant to the then existing and commercially recognized arbitration rules.  In the event a dispute is submitted to arbitration pursuant to this Section, the prevailing party shall be entitled to the payment of its reasonable attorneys' fees and costs by the other party or parties, as determined by the arbitrator.  Each of the parties shall keep all disputes and arbitration proceedings strictly confidential, except for disclosures of information required by applicable law or regulation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused it to be executed by their duly authorized representatives, on the Closing Date.

BUYER:

ECOTALITY, INC.,

a Nevada corporation

By:

/s/ Jonathan R. Read

Name:  Jonathan R. Read

Title:

President and CEO

SELLERS:

/s/ Donald Karner

Donald Karner

/s/ Kevin Morrow

Kevin Morrow

Exhibit A-1

Employment Agreement for Donald Karner

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") between Electric Transportation Engineering Corporation, an Arizona corporation (the "Company"), and Donald Karner ("Employee"), is entered into as of November __, 2007 in connection with the transactions contemplated by that certain Stock Purchase Agreement, dated as of November 6, 2007, by and among Ecotality, Inc., Donald Karner and Kevin Morrow (the "Purchase Agreement").  Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Purchase Agreement.

AGREEMENT

In consideration of the mutual benefits derived from this Agreement, the Purchase Agreement and the agreements, covenants and provisions hereof and thereof, the parties hereto agree as follows:

TERM OF EMPLOYMENT.  As of the Closing Date, the Company hereby employs Employee as its Chief Executive Officer for a three-year term beginning on the Closing Date and ending on the third anniversary of the Closing Date, unless terminated earlier in accordance with Section 3 below (the "Term").  Employee agrees to perform such services as are customary to such office and as shall from time to time be reasonably assigned to him by the Company (the "Services").

COMPENSATION AND BENEFITS

Base Salary.  In consideration of and as compensation for the Services to be performed by Employee hereunder, the Company shall pay Employee an annual base salary (the "Base Salary") of $250,000, payable semi-monthly in arrears in accordance with the Company's regular payroll practices.

Incentive Compensation.  As incentive compensation, the Company will additionally pay Employee an amount equal to (i) 12% of the amount, if any, by which Company EBITDA (as defined in the Purchase Agreement) for the 2008 calendar year increases over the Company EBITDA for the 2007 calendar year, and (ii) 12% of the amount, if any, by which Company EBITDA for the 2009 calendar year increases over the Company EBITDA for the 2008 calendar year.  Such incentive compensation will be earned for either year only if Employee remains employed with the Company on the last day of such year; and will be paid to Employee, within 60 days following the end of such year, 50% in cash and 50% in shares of the common stock of Ecotality, Inc., with the value of such shares for these purposes being based on the average daily closing price of the stock during December of the applicable year.

Participation in Benefit Plans.  Employee shall be entitled to participate in all pension plans, profit-sharing plans and group insurance, medical, hospitalization, disability and other benefit plans maintained by the Company from time to time, as such are generally applicable to employees of the Company and to the extent Employee is eligible under the general provisions thereof.

Reimbursement of Expenses.  The Company shall reimburse Employee for all business expenses, including, without limitation, traveling, entertainment and similar expenses, incurred by Employee on behalf of the Company if such expenses are ordinary and necessary business expenses incurred on behalf of the Company pursuant to the Company's standard expense reimbursement policy.  Employee shall provide the Company with such itemized accounts, receipts or documentation for such expenses as are required under the Company's policy regarding the reimbursement of such expenses.

TERMINATION

Termination.

Termination for Cause.  During the Term, the Company may terminate Employee's employment under this Agreement For Cause (as defined below).  Grounds for the Company to terminate this Agreement "For Cause" shall be limited to the occurrence of any of the following events:

Employee's failure to substantially perform the Services in good faith (provided in the case of illness, injury or disability that the Company has provided reasonable accommodation under applicable disabilities laws);

Employee's commission of an act of intentional misrepresentation, fraud, willful disobedience of a lawful directive or gross misconduct that detrimentally affects the Company;

Employee's commission of any act in contravention of Employee's undertakings contained in Section 4 of this Agreement (Non-Competition, Non-Solicitation and Confidentiality); or

Employee's conviction of a felony (exclusive of traffic violations).

Prior to terminating Employee For Cause pursuant to Section 3(a)(i) or 3(a)(ii), the Company shall deliver a written notice to Employee (the "Company Notice") which identifies, in reasonable detail, the basis on which the Company believes it may terminate Employee's employment For Cause.  Employee shall have a period of 30 days from the date of the Company Notice to cure any alleged breach or respond in writing to the Company describing, in reasonable detail, the basis on which Employee believes the Company does not have grounds to terminate this Agreement For Cause (the "Employee Response").  If, at the end of such 30-day period: (1) Employee has not cured the alleged breach or (2) the Company determines, in good faith after taking into account the Employee Response, that the basis for termination described in the Company Notice remains valid, then the Company may, in its reasonable discretion, terminate Employee For Cause.  Any dispute over termination of Employee's employment For Cause shall be resolved in accordance with Section 6.3 (Arbitration) of this Agreement.

Good Reason.  For purposes of this Agreement, Employee may terminate his employment with the Company for "Good Reason" as a result of the Company: (i) requiring Employee to perform job duties and responsibilities that are materially inconsistent with the Services; or (ii) materially breaching the terms of this Agreement or the Purchase Agreement.  Prior to resigning for Good Reason, Employee shall, within 30 days of the applicable action or breach, deliver a written notice to the Company which identifies, in reasonable detail, the basis on which Employee believes he has Good Reason to terminate his employment and the Company shall have a period of 30 days from the date of such notice to reasonably cure any alleged breach or respond to Employee, in writing and in reasonable detail, describing the basis on which the Company believes Employee does not have Good Reason to terminate employment.  Any dispute as to the whether Employee has Good Reason to terminate employment shall be resolved in accordance with Section 6.3 (Arbitration) of this Agreement.

Voluntary Termination.  For the purposes of this Agreement, "Voluntary Termination" shall mean Employee's voluntary resignation or retirement from the Company for any reason other than Good Reason.

Termination Without Cause.  The Company may terminate Employee's employment under this Agreement without cause or notice at any time.

Disability.  At the Company's election, Employee's employment and this Agreement shall terminate upon Employee becoming totally or permanently disabled for a period of 180 days or more in any 12-month period.  For purposes of this Agreement, the term "totally or permanently disabled" means Employee's inability on account of sickness or accident, whether or not job-related, to perform the essential duties associated with Employee's position with the Company (after any accommodations required by the Americans with Disabilities Act or applicable state law).

Death of Employee.  Employee's employment and this Agreement shall terminate immediately upon the death of Employee.

Termination by Mutual Agreement of the Parties.  Employee's employment and this Agreement may be terminated at any time upon a mutual agreement in writing of the parties hereto.  Any such termination of employment shall have the consequences specified in such agreement.

Effect of Termination.

Termination For Cause; Voluntary Termination; Death; Expiration of Term.  If Employee's employment hereunder shall be terminated at any time by the Company For Cause or by Employee by Voluntary Termination, upon the death of Employee or upon expiration of the term of this Agreement on the third anniversary of the Closing Date, the Company shall have no further obligation to Employee under this Agreement other than (i) accrued but unpaid Base Salary, subject to standard deductions and withholdings, and (ii) other accrued benefits required by law, prorated to the date of termination.

Termination Without Cause or for Good Reason.  If Employee's employment hereunder is terminated by the Company without cause or by Employee for Good Reason, then Employee shall be entitled to (i) accrued but unpaid Base Salary, subject to standard deductions and withholdings, and (ii) starting seven days after Employee has furnished to the Company an executed waiver and release of claims, in the form attached hereto as Exhibit A, Employee shall be entitled to continue to receive, semi-monthly in arrears, Employee's Base Salary in effect at the time of termination for a period ending at the end of the Term (the "Severance Period"), subject to standard deductions and withholdings, and continued payment of Employee's healthcare insurance premiums for the Severance Period providing coverage substantially the same as that provided prior to termination; provided, however, that if, during the Severance Period, Employee commits any act in contravention of Employee's undertakings contained in Section 4 of this Agreement (Non-Competition, Non-Solicitation and Confidentiality), the Company shall not thereafter be obligated to pay such Base Salary or such healthcare insurance premiums to, or on behalf of, Employee.

Termination upon Disability.  In the event that Employee's employment and this Agreement are terminated pursuant to Section 3.1(e) (Disability), then Employee shall be entitled to continue to receive, semi-monthly in arrears, Employee's Base Salary, subject to standard deductions and withholdings, for a period of 120 days following the date of such termination.

Tax Matters; Section 409A of Internal Revenue Code.  Employee hereby elects to receive, and the Company hereby agrees to pay, the compensation payable to Employee under Section 3.2 of this Agreement (the "Post-Termination Compensation") at the time, in the manner, and on the terms and conditions set forth in this Section 3.  Employee understands and agrees that he has no right to any post-employment compensation other than the Post-Termination Compensation.  The parties acknowledge and agree that the Post-Termination Compensation is intended to be for Employee's compliance with the restrictions in Section 4 and is not to be considered deferred compensation or severance pay in connection with Employee's employment under this Agreement.  Notwithstanding the foregoing, however, if the payment of the Post-Termination Compensation is ever determined to be subject to Section 409A ("Section 409A") of the Internal Revenue Code (the "Code"), (i) neither Employee nor the Company shall have the right to accelerate or defer any payment of such Post-Termination Compensation; (ii) the Post-Termination Compensation shall be payable only if Employee has incurred a "Separation from Service" from the Company (as defined below), (iii) Post-Termination Compensation shall be paid out of the Company's general assets, and (iv) if Employee is a Code Section 416(i) key employee (determined without regard to Code Section 416(i)(5) which treats a key employee's beneficiary as a key employee) of the Company at any time during the 12-month period ending on December 31st of the calendar year preceding the calendar year in which payment of Post-Termination Compensation commences, and if any Company's stock is publicly traded on an established securities market or otherwise on the date of Employee's Separation from Service, payments of the Post-Termination Compensation shall commence on the first regular Company payday in the seventh month following the month in which Employee's Separation from Service occurs.  If the Post-Termination Compensation is ever determined to be subject to Section 409A, a "Separation from Service" is deemed to occur if Employee dies, retires, or otherwise has a termination of employment with the Company; provided, that Employee's employment relationship is treated as continuing intact while on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or longer, if Employee's right to reemployment is provided either by statute or by contract; and provided, further, if Employee continues to provide services to the Company in any capacity after termination or expiration of this Agreement or termination of Employee's employment relationship with the Company (the "Post-Termination Services"), the determination of whether a "Separation from Service" has occurred shall be made in accordance with Section 409A.  For purposes of this paragraph, the term "Company" includes all other organizations that together with the Company are part of a Code Section 414(b-c) control group of organizations.

NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY

Non-Competition.  In consideration of (a) Employee's position, specialized training and access to Confidential Information, (b) the disclosure of Confidential Information to Employee during the Term, (c) the payments made or to be made in the future to Employee under this Agreement, and (d) the payment to Employee of the purchase consideration under the Purchase Agreement, Employee covenants and agrees that during the Term and for a period of two years after the termination of Employee's employment with the Company, Employee shall not, either individually or as a partner, joint venturer, consultant, shareholder, member or Representative of another Person or otherwise, directly or indirectly, participate in, engage in, or have a financial or management interest in, promote, or assist any other Person (other than the Company, Ecotality, Inc. or their affiliates (collectively, the "Company Group") in any business operation or any enterprise if such business operation or enterprise engages, or is preparing or planning to engage, in a business that is substantially similar to, or competes for business with, any of the Company Group.  The Company's rights pursuant to this Section 4.1 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity whether pursuant to the Purchase Agreement or otherwise.

Non-Solicitation of Employees.  During the Term and for a period of one year after the termination of Employee's employment with the Company, Employee shall not, directly or indirectly (a) solicit, encourage, cause or induce, or attempt to solicit, encourage, cause or induce any Person who at such date, or within the 12-month period preceding such date, was an employee, contractor or consultant of any of the Company Group to terminate such relationship with such company, or (b) take any action that would interfere with the relationship of any of the Company Group with its clients or vendors.  The Company's rights pursuant to this Section 4.2 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity whether pursuant to the Purchase Agreement or otherwise.

Non-Solicitation of Clients and Prospective Clients.  For a period of one year after the termination of Employee's employment with the Company, Employee shall not, directly or indirectly, call on, solicit, take away, accept as a client, customer, or prospective client or customer, or attempt to call on, solicit, take away, or accept as a client, customer, or prospective client or customer, any Person who (a) was a client, customer, or client for whom the Employee or any of the Company Group had developed a strategy or plan to contact, for the purpose of acquiring such Person as a client; or (b) was a client, customer, or client for whom the Employee or any of the Company Group had developed a strategy or plan to contact, or (c) was a client, customer, or client for whom the Employee or any of the Company Group had developed a strategy or plan to contact, with whom the Employee had any significant contact and/or about whom Employee had access to Confidential Information regarding, either individually or with another.  The Company's rights pursuant to this Section 4.3 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity whether pursuant to the Purchase Agreement or otherwise.

Confidential Information.  Employee acknowledges that the Confidential Information (as hereinafter defined) of the Company Group is valuable, special and unique to the Company; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company Group.  Based on the foregoing, Employee undertakes during the Term and thereafter:

to keep any and all Confidential Information in trust for the use and benefit of the Company Group;

except as required by Employee's duties hereunder or as may be authorized in writing by the Company, not at any time to disclose or use, directly or indirectly, any Confidential Information of the Company Group;

to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information of the Company Group in Employees' possession, custody or control is kept confidential for the use and benefit of the Company; and

upon termination of Employee's employment with the Company or at any other time the Company may in writing so request, to promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in Employee's possession or under Employee's control.  Further, Employee undertakes that, if requested by the Company, Employee shall return any Confidential Information pursuant to this subsection and shall not make or retain any copy of or extract from such materials.

Notwithstanding the foregoing, if Confidential Information is required to be produced by Employee by law, court order, or governmental authority, Employee must immediately notify the Company of that obligation.  The Company may move the ordering court or authority for a protective order or other appropriate relief.  Employee agrees to cooperate with the Company, at the expense of the Company, in obtaining such a protective order.

Definitions.  For purposes of this Agreement, the following terms have the following meanings:

"Confidential Information" means any and all information developed by or for any of the Company Group, or any of their predecessor(s), of which Employee gained knowledge by reason of Employee's employment with the Company under this Agreement; provided, however, that no information shall be deemed Confidential Information if and to the extent that it (i) is or becomes a part of the public domain without breach of this Agreement by Employee, (ii) is lawfully received by Employee from a third party having rights in the information without restriction, and without notice of any restriction against its further disclosure, (iii) is independently developed (as documented by written records) by Employee without breaching this Agreement or independently developed by third parties (as documented by written records) who have not had, either directly or indirectly, access to or knowledge of the Company Group's non-public information, or (iv) is disclosed with the express prior written consent of the Company.  Subject to the foregoing proviso, Confidential Information includes, but is not limited to, any and all lists of the Company Group's current or former customers (including the names, addresses, telephone numbers and other contact information of such customers), plans for development of new products, services and expansion into new areas or markets, internal operations and any trade secrets and proprietary information of any type owned by any of the Company Group together with all written, graphic and other materials relating to all or any part of the same.

"Person" means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a division or operating group of any of the foregoing, a government or any department or agency thereof or any other entity.

"Representative" means any officer, director, principal, agent, employee, consultant or other representative of a Person.

INVENTIONS

Inventions Retained.  Employee agrees that there are no inventions, processes, designs, technology, information, software, documentation, illustrations, artwork, photographs, trademarks, materials, original works of authorship, and trade secrets which were made by Employee prior to the commencement of any employment by the Company of Employee (collectively referred to as "Prior Inventions"), which belong solely to Employee or belong to Employee jointly with another, which relate in any way to the Company Group's business, except as specifically listed on Exhibit B.

Assignment of Inventions.  Employee hereby assigns to the Company all of his right, title and interest throughout the world in and to any and all inventions, processes, designs, technology, information, software, documentation, illustrations, artwork, photographs, trademarks, materials, original works of authorship, or trade secrets which Employee may solely or jointly conceive or develop or reduce to practice, during his relationship with the Company which (a) pertain to any business activity of the Company Group; or (b) are aided by use of time, materials, Confidential Information or facilities of the Company Group; or (c) relate to any of his work for the Company (collectively referred to as "Inventions").  Employee hereby assigns to the Company all of his right, title and interest throughout the world in and to any and all intellectual property rights associated with such Inventions, including, without limitation, patents, patent rights, copyrights, trademark rights, trade dress rights and trade secret rights. Employee will promptly make full written disclosure to the Company of all Inventions and will hold all Inventions in trust for the sole right and benefit of the Company.  All copyrightable works made by Employee are, or shall be treated as, "works made for hire" to the greatest extent permitted by applicable law. Employee's assignment to the Company of Inventions includes Inventions created during his relationship with the Company prior to the date of this Agreement.

Moral Rights.  Employee's assignment to the Company of Inventions includes (a) all rights of attribution, paternity, integrity, disclosure and withdrawal, (b) any rights Employee may have under the Visual Rights Act of 1990 or similar federal, state, foreign or international laws or treaties, and (c) all other rights throughout the world sometimes referred to as "moral rights" (collectively "Moral Rights").  To the extent that Moral Rights cannot be assigned under applicable law, Employee hereby waives such Moral Rights to the extent permitted under applicable law and consents to any and all actions of the Company that would otherwise violate such Moral Rights.

Intellectual Property Rights.  Employee agrees to assist the Company in all reasonable manners (at the expense of the Company) to secure the Company's rights in the Inventions and any copyrights, patents, trademarks, or other intellectual property rights relating thereto in any and all countries. If the Company is unable for any reason to secure Employee's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions assigned to the Company, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers as Employee's agent and attorney in fact, to act for and in Employee's behalf to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations with the same legal force and effect as if originally executed by Employee.

MISCELLANEOUS

Notices.  Any written notice, required or permitted under this Agreement, shall be deemed sufficiently given if either hand delivered or by fax (with written confirmation of receipt) or nationally recognized overnight courier.  Written notices must be delivered to the receiving party at its address or facsimile number on the signature page of this Agreement.  The parties may change the address or facsimile number at which written notices are to be received in accordance with this Section.

Remedies.

Injunctive Relief.  Employee acknowledges and agrees that the covenants and obligations contained in the Agreement relate to special, unique and extraordinary matters and that any breach or threatened breach of this Agreement may result in irreparable harm to the Company for which adequate remedy at law is not available.  Therefore, Employee agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining Employee from committing any violation of such covenants and obligations.

Remedies Cumulative.  The Company's rights and remedies in respect of this Section are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

Arbitration.   If the parties are unable to informally resolve any dispute arising out of this Agreement either during or after its Term, including the question as to whether any particular matter can be arbitrated, the parties agree to mediate, with the option that if mediation does not yield a result acceptable to both parties, the dispute shall be resolved through binding arbitration.  Should the parties proceed with arbitration, the arbitration will proceed as follows:  In the event the parties have not agreed upon an arbitrator within twenty (20) days after either party has demanded arbitration, either party may file a demand for arbitration with the presiding judge of the Maricopa County Superior Court in Phoenix, Arizona and a single arbitrator shall be appointed.  Discovery may be conducted either upon mutual consent of the parties, or by order of the arbitrator upon good cause being shown.  In ruling on motions pertaining to discovery, the arbitrator shall consider that the purpose of arbitration is to provide for the efficient and inexpensive resolution of disputes, and the arbitrator shall limit discovery whenever appropriate to insure that this purpose is preserved.  The dispute between the parties shall be submitted for determination within thirty (30) days after the arbitrator has been selected.  The decision of the arbitrator shall be rendered within ten (10) days after the conclusion of the arbitration hearing.  The decision of the arbitrator shall be in writing and shall specify the factual and legal basis for the decision.  Upon stipulation of the parties, or upon a showing of good cause by either party, the arbitrator may lengthen or shorten the time periods set forth herein for conducting the hearing or for rendering a decision.  The decision of the arbitrator shall be final and binding upon the parties.  A judgment to enforce the decision of the arbitrator whether for legal or equitable relief may be entered in any court having jurisdiction of the Arizona Courts for such purpose.  The arbitrator shall conduct all proceedings pursuant to the then existing and commercially recognized arbitration rules.  In the event a dispute is submitted to arbitration pursuant to this Section, the prevailing party shall be entitled to the payment of its reasonable attorneys' fees and costs by the other Party, as determined by the arbitrator.  Each of the parties shall keep all disputes and arbitration proceedings strictly confidential, except for disclosures of information required by applicable law or regulation.

Prevailing Party.  If any dispute arises between the parties hereto concerning this Agreement or their respective rights, duties and obligations hereunder, the party prevailing in such proceeding shall be entitled to reasonable attorney's fees and costs, in addition to any other relief that may be granted.

Assignment.  Employee may not assign, transfer or delegate his rights or obligations hereunder, and any attempt to do so shall be void.  The Company may not assign this Agreement to any Person without the prior written consent of Employee; provided that the Company may assign this Agreement to its parent, any subsidiary of the Company or its parent or any successor entity of any of the foregoing without such prior written consent.  This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

Entire Agreement.  This Agreement and the Purchase Agreement contain the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and all other prior agreements, written or oral, are hereby merged herein and are of no further force or effect.  This Agreement may be modified or amended only by a written agreement that is signed by the Company and Employee.  No waiver of any section or provision of this Agreement shall be valid unless such waiver is in writing and signed by the party against whom enforcement of the waiver is sought.  The waiver by the Company of any section or provision of this Agreement shall not apply to any subsequent breach of this Agreement.  Captions to the various Sections of this Agreement are for the convenience of the parties only and shall not affect the meaning or interpretation of this Agreement.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

Severability.  The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal valid and binding.  If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

Continuing Obligations.  The provisions contained in Articles 4 (Non-Competition, Non-Solicitation and Confidentiality) and 6 (Miscellaneous), and Sections 3.2 (Effect of Termination), 3.3 (Tax Matters), 5.2 (Assignment of Inventions), 5.3 (Moral Rights) and 5.4 (Intellectual Property Rights) of this Agreement shall continue and survive the termination of this Agreement.

Applicable Law.  This Agreement and the rights and obligations of the Company and Employee hereunder shall be governed by and construed and enforced under the laws of the state of Arizona, without reference to any principles of conflict of laws.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Electric Transportation Engineering Corporation

By:

Name:

_______________________
             Title:

_______________________

Address:

__________________

__________________

Facsimile:

(___) ___-____

DONALD KARNER

By:    ______________________

Donald Karner

Address:

_____________________

_____________________

EXHIBIT A

RELEASE AND WAIVER OF CLAIMS

In consideration of the payments and other benefits set forth in Article 2 of the Employment Agreement, dated as of November __, 2007, to which this form is attached, I, Donald Karner, hereby furnish Electric Transportation Engineering Corporation (the "Company"), with the following release and waiver of claims (this "Release and Waiver").

I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns, affiliates, parent, subsidiaries, and benefit plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims including, but not limited to, those claims relating to my employment and the termination of my employment; including, but not limited to, claims pursuant to any federal, state or local law relating to employment including, but not limited to, discrimination claims, claims under any local statute governing discrimination, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.

I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an employee of the Company.  I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) this Release and Waiver does not relate to claims which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and if I am over 40 years of age upon execution of this Release and Waiver: (c) I have 21 days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven-day revocation period has expired.

Date: __________________

By: ____________________

 Donald Karner

A-1

EXHIBIT B

To Whom It May Concern:

1.

The following (and any attached pages) is a complete list of Inventions that have been made or conceived or first reduced to practice or authored by me alone or jointly with others prior to my employment or consulting relationship with Electric Transportation Engineering Corporation (the "Company"), that I desire to clarify are not subject to the Employment Agreement, which I have agreed to and executed.

   X   No Inventions

        Inventions:

        Additional sheets attached

2.

I ____ have or  X  do not have (check one) Inventions for which I am under an obligation to not disclose.  If I do, I have verifiable documentation establishing the scope and dates of such Inventions pre-dating the Employment Agreement, which I have agreed to and executed.

____________________________

Donald Karner

A-2

Exhibit A-2

Employment Agreement for Kevin Morrow

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") between Electric Transportation Engineering Corporation, an Arizona corporation (the "Company"), and Kevin Morrow ("Employee"), is entered into as of November __, 2007 in connection with the transactions contemplated by that certain Stock Purchase Agreement, dated as of November 6, 2007, by and among Ecotality, Inc., Donald Karner and Kevin Morrow (the "Purchase Agreement").  Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Purchase Agreement.

AGREEMENT

In consideration of the mutual benefits derived from this Agreement, the Purchase Agreement and the agreements, covenants and provisions hereof and thereof, the parties hereto agree as follows:

TERM OF EMPLOYMENT.  As of the Closing Date, the Company hereby employs Employee as its Executive Vice President for a three-year term beginning on the Closing Date and ending on the third anniversary of the Closing Date, unless terminated earlier in accordance with Section 3 below (the "Term").  Employee agrees to perform such services as are customary to such office and as shall from time to time be reasonably assigned to him by the Company (the "Services").

COMPENSATION AND BENEFITS

Base Salary.  In consideration of and as compensation for the Services to be performed by Employee hereunder, the Company shall pay Employee an annual base salary (the "Base Salary") of $150,000, payable semi-monthly in arrears in accordance with the Company's regular payroll practices.

Incentive Compensation.  As incentive compensation, the Company will additionally pay Employee an amount equal to (i) 8% of the amount, if any, by which Company EBITDA (as defined in the Purchase Agreement) for the 2008 calendar year increases over the Company EBITDA for the 2007 calendar year, and (ii) 8% of the amount, if any, by which Company EBITDA for the 2009 calendar year increases over the Company EBITDA for the 2008 calendar year.  Such incentive compensation will be earned for either year only if Employee remains employed with the Company on the last day of such year; and will be paid to Employee, within 60 days following the end of such year, 50% in cash and 50% in shares of the common stock of Ecotality, Inc., with the value of such shares for these purposes being based on the average daily closing price of the stock during December of the applicable year.

Participation in Benefit Plans.  Employee shall be entitled to participate in all pension plans, profit-sharing plans and group insurance, medical, hospitalization, disability and other benefit plans maintained by the Company from time to time, as such are generally applicable to employees of the Company and to the extent Employee is eligible under the general provisions thereof.

Reimbursement of Expenses.  The Company shall reimburse Employee for all business expenses, including, without limitation, traveling, entertainment and similar expenses, incurred by Employee on behalf of the Company if such expenses are ordinary and necessary business expenses incurred on behalf of the Company pursuant to the Company's standard expense reimbursement policy.  Employee shall provide the Company with such itemized accounts, receipts or documentation for such expenses as are required under the Company's policy regarding the reimbursement of such expenses.

TERMINATION

Termination.

Termination for Cause.  During the Term, the Company may terminate Employee's employment under this Agreement For Cause (as defined below).  Grounds for the Company to terminate this Agreement "For Cause" shall be limited to the occurrence of any of the following events:

Employee's failure to substantially perform the Services in good faith (provided in the case of illness, injury or disability that the Company has provided reasonable accommodation under applicable disabilities laws);

Employee's commission of an act of intentional misrepresentation, fraud, willful disobedience of a lawful directive or gross misconduct that detrimentally affects the Company;

Employee's commission of any act in contravention of Employee's undertakings contained in Section 4 of this Agreement (Non-Competition, Non-Solicitation and Confidentiality); or

Employee's conviction of a felony (exclusive of traffic violations).

Prior to terminating Employee For Cause pursuant to Section 3(a)(i) or 3(a)(ii), the Company shall deliver a written notice to Employee (the "Company Notice") which identifies, in reasonable detail, the basis on which the Company believes it may terminate Employee's employment For Cause.  Employee shall have a period of 30 days from the date of the Company Notice to cure any alleged breach or respond in writing to the Company describing, in reasonable detail, the basis on which Employee believes the Company does not have grounds to terminate this Agreement For Cause (the "Employee Response").  If, at the end of such 30-day period: (1) Employee has not cured the alleged breach or (2) the Company determines, in good faith after taking into account the Employee Response, that the basis for termination described in the Company Notice remains valid, then the Company may, in its reasonable discretion, terminate Employee For Cause.  Any dispute over termination of Employee's employment For Cause shall be resolved in accordance with Section 6.3 (Arbitration) of this Agreement.

Good Reason.  For purposes of this Agreement, Employee may terminate his employment with the Company for "Good Reason" as a result of the Company: (i) requiring Employee to perform job duties and responsibilities that are materially inconsistent with the Services; or (ii) materially breaching the terms of this Agreement or the Purchase Agreement.  Prior to resigning for Good Reason, Employee shall, within 30 days of the applicable action or breach, deliver a written notice to the Company which identifies, in reasonable detail, the basis on which Employee believes he has Good Reason to terminate his employment and the Company shall have a period of 30 days from the date of such notice to reasonably cure any alleged breach or respond to Employee, in writing and in reasonable detail, describing the basis on which the Company believes Employee does not have Good Reason to terminate employment.  Any dispute as to the whether Employee has Good Reason to terminate employment shall be resolved in accordance with Section 6.3 (Arbitration) of this Agreement.

Voluntary Termination.  For the purposes of this Agreement, "Voluntary Termination" shall mean Employee's voluntary resignation or retirement from the Company for any reason other than Good Reason.

Termination Without Cause.  The Company may terminate Employee's employment under this Agreement without cause or notice at any time.

Disability.  At the Company's election, Employee's employment and this Agreement shall terminate upon Employee becoming totally or permanently disabled for a period of 180 days or more in any 12-month period.  For purposes of this Agreement, the term "totally or permanently disabled" means Employee's inability on account of sickness or accident, whether or not job-related, to perform the essential duties associated with Employee's position with the Company (after any accommodations required by the Americans with Disabilities Act or applicable state law).

Death of Employee.  Employee's employment and this Agreement shall terminate immediately upon the death of Employee.

Termination by Mutual Agreement of the Parties.  Employee's employment and this Agreement may be terminated at any time upon a mutual agreement in writing of the parties hereto.  Any such termination of employment shall have the consequences specified in such agreement.

Effect of Termination.

Termination For Cause; Voluntary Termination; Death; Expiration of Term.  If Employee's employment hereunder shall be terminated at any time by the Company For Cause or by Employee by Voluntary Termination, upon the death of Employee or upon expiration of the term of this Agreement on the third anniversary of the Closing Date, the Company shall have no further obligation to Employee under this Agreement other than (i) accrued but unpaid Base Salary, subject to standard deductions and withholdings, and (ii) other accrued benefits required by law, prorated to the date of termination.

Termination Without Cause or for Good Reason.  If Employee's employment hereunder is terminated by the Company without cause or by Employee for Good Reason, then Employee shall be entitled to (i) accrued but unpaid Base Salary, subject to standard deductions and withholdings, and (ii) starting seven days after Employee has furnished to the Company an executed waiver and release of claims, in the form attached hereto as Exhibit A, Employee shall be entitled to continue to receive, semi-monthly in arrears, Employee's Base Salary in effect at the time of termination for a period ending at the end of the Term (the "Severance Period"), subject to standard deductions and withholdings, and continued payment of Employee's healthcare insurance premiums for the Severance Period providing coverage substantially the same as that provided prior to termination; provided, however, that if, during the Severance Period, Employee commits any act in contravention of Employee's undertakings contained in Section 4 of this Agreement (Non-Competition, Non-Solicitation and Confidentiality), the Company shall not thereafter be obligated to pay such Base Salary or such healthcare insurance premiums to, or on behalf of, Employee.

Termination upon Disability.  In the event that Employee's employment and this Agreement are terminated pursuant to Section 3.1(e) (Disability), then Employee shall be entitled to continue to receive, semi-monthly in arrears, Employee's Base Salary, subject to standard deductions and withholdings, for a period of 120 days following the date of such termination.

Tax Matters; Section 409A of Internal Revenue Code.  Employee hereby elects to receive, and the Company hereby agrees to pay, the compensation payable to Employee under Section 3.2 of this Agreement (the "Post-Termination Compensation") at the time, in the manner, and on the terms and conditions set forth in this Section 3.  Employee understands and agrees that he has no right to any post-employment compensation other than the Post-Termination Compensation.  The parties acknowledge and agree that the Post-Termination Compensation is intended to be for Employee's compliance with the restrictions in Section 4 and is not to be considered deferred compensation or severance pay in connection with Employee's employment under this Agreement.  Notwithstanding the foregoing, however, if the payment of the Post-Termination Compensation is ever determined to be subject to Section 409A ("Section 409A") of the Internal Revenue Code (the "Code"), (i) neither Employee nor the Company shall have the right to accelerate or defer any payment of such Post-Termination Compensation; (ii) the Post-Termination Compensation shall be payable only if Employee has incurred a "Separation from Service" from the Company (as defined below), (iii) Post-Termination Compensation shall be paid out of the Company's general assets, and (iv) if Employee is a Code Section 416(i) key employee (determined without regard to Code Section 416(i)(5) which treats a key employee's beneficiary as a key employee) of the Company at any time during the 12-month period ending on December 31st of the calendar year preceding the calendar year in which payment of Post-Termination Compensation commences, and if any Company's stock is publicly traded on an established securities market or otherwise on the date of Employee's Separation from Service, payments of the Post-Termination Compensation shall commence on the first regular Company payday in the seventh month following the month in which Employee's Separation from Service occurs.  If the Post-Termination Compensation is ever determined to be subject to Section 409A, a "Separation from Service" is deemed to occur if Employee dies, retires, or otherwise has a termination of employment with the Company; provided, that Employee's employment relationship is treated as continuing intact while on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or longer, if Employee's right to reemployment is provided either by statute or by contract; and provided, further, if Employee continues to provide services to the Company in any capacity after termination or expiration of this Agreement or termination of Employee's employment relationship with the Company (the "Post-Termination Services"), the determination of whether a "Separation from Service" has occurred shall be made in accordance with Section 409A.  For purposes of this paragraph, the term "Company" includes all other organizations that together with the Company are part of a Code Section 414(b-c) control group of organizations.

NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY

Non-Competition.  In consideration of (a) Employee's position, specialized training and access to Confidential Information, (b) the disclosure of Confidential Information to Employee during the Term, (c) the payments made or to be made in the future to Employee under this Agreement, and (d) the payment to Employee of the purchase consideration under the Purchase Agreement, Employee covenants and agrees that during the Term and for a period of two years after the termination of Employee's employment with the Company, Employee shall not, either individually or as a partner, joint venturer, consultant, shareholder, member or Representative of another Person or otherwise, directly or indirectly, participate in, engage in, or have a financial or management interest in, promote, or assist any other Person (other than the Company, Ecotality, Inc. or their affiliates (collectively, the "Company Group") in any business operation or any enterprise if such business operation or enterprise engages, or is preparing or planning to engage, in a business that is substantially similar to, or competes for business with, any of the Company Group.  The Company's rights pursuant to this Section 4.1 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity whether pursuant to the Purchase Agreement or otherwise.

Non-Solicitation of Employees.  During the Term and for a period of one year after the termination of Employee's employment with the Company, Employee shall not, directly or indirectly (a) solicit, encourage, cause or induce, or attempt to solicit, encourage, cause or induce any Person who at such date, or within the 12-month period preceding such date, was an employee, contractor or consultant of any of the Company Group to terminate such relationship with such company, or (b) take any action that would interfere with the relationship of any of the Company Group with its clients or vendors.  The Company's rights pursuant to this Section 4.2 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity whether pursuant to the Purchase Agreement or otherwise.

Non-Solicitation of Clients and Prospective Clients.  For a period of one year after the termination of Employee's employment with the Company, Employee shall not, directly or indirectly, call on, solicit, take away, accept as a client, customer, or prospective client or customer, or attempt to call on, solicit, take away, or accept as a client, customer, or prospective client or customer, any Person who (a) was a client, customer, or client for whom the Employee or any of the Company Group had developed a strategy or plan to contact, for the purpose of acquiring such Person as a client; or (b) was a client, customer, or client for whom the Employee or any of the Company Group had developed a strategy or plan to contact, or (c) was a client, customer, or client for whom the Employee or any of the Company Group had developed a strategy or plan to contact, with whom the Employee had any significant contact and/or about whom Employee had access to Confidential Information regarding, either individually or with another.  The Company's rights pursuant to this Section 4.3 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity whether pursuant to the Purchase Agreement or otherwise.

Confidential Information.  Employee acknowledges that the Confidential Information (as hereinafter defined) of the Company Group is valuable, special and unique to the Company; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company Group.  Based on the foregoing, Employee undertakes during the Term and thereafter:

to keep any and all Confidential Information in trust for the use and benefit of the Company Group;

except as required by Employee's duties hereunder or as may be authorized in writing by the Company, not at any time to disclose or use, directly or indirectly, any Confidential Information of the Company Group;

to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information of the Company Group in Employees' possession, custody or control is kept confidential for the use and benefit of the Company; and

upon termination of Employee's employment with the Company or at any other time the Company may in writing so request, to promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in Employee's possession or under Employee's control.  Further, Employee undertakes that, if requested by the Company, Employee shall return any Confidential Information pursuant to this subsection and shall not make or retain any copy of or extract from such materials.

Notwithstanding the foregoing, if Confidential Information is required to be produced by Employee by law, court order, or governmental authority, Employee must immediately notify the Company of that obligation.  The Company may move the ordering court or authority for a protective order or other appropriate relief.  Employee agrees to cooperate with the Company, at the expense of the Company, in obtaining such a protective order.

Definitions.  For purposes of this Agreement, the following terms have the following meanings:

"Confidential Information" means any and all information developed by or for any of the Company Group, or any of their predecessor(s), of which Employee gained knowledge by reason of Employee's employment with the Company under this Agreement; provided, however, that no information shall be deemed Confidential Information if and to the extent that it (i) is or becomes a part of the public domain without breach of this Agreement by Employee, (ii) is lawfully received by Employee from a third party having rights in the information without restriction, and without notice of any restriction against its further disclosure, (iii) is independently developed (as documented by written records) by Employee without breaching this Agreement or independently developed by third parties (as documented by written records) who have not had, either directly or indirectly, access to or knowledge of the Company Group's non-public information, or (iv) is disclosed with the express prior written consent of the Company.  Subject to the foregoing proviso, Confidential Information includes, but is not limited to, any and all lists of the Company Group's current or former customers (including the names, addresses, telephone numbers and other contact information of such customers), plans for development of new products, services and expansion into new areas or markets, internal operations and any trade secrets and proprietary information of any type owned by any of the Company Group together with all written, graphic and other materials relating to all or any part of the same.

"Person" means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a division or operating group of any of the foregoing, a government or any department or agency thereof or any other entity.

"Representative" means any officer, director, principal, agent, employee, consultant or other representative of a Person.

INVENTIONS

Inventions Retained.  Employee agrees that there are no inventions, processes, designs, technology, information, software, documentation, illustrations, artwork, photographs, trademarks, materials, original works of authorship, and trade secrets which were made by Employee prior to the commencement of any employment by the Company of Employee (collectively referred to as "Prior Inventions"), which belong solely to Employee or belong to Employee jointly with another, which relate in any way to the Company Group's business, except as specifically listed on Exhibit B.

Assignment of Inventions.  Employee hereby assigns to the Company all of his right, title and interest throughout the world in and to any and all inventions, processes, designs, technology, information, software, documentation, illustrations, artwork, photographs, trademarks, materials, original works of authorship, or trade secrets which Employee may solely or jointly conceive or develop or reduce to practice, during his relationship with the Company which (a) pertain to any business activity of the Company Group; or (b) are aided by use of time, materials, Confidential Information or facilities of the Company Group; or (c) relate to any of his work for the Company (collectively referred to as "Inventions").  Employee hereby assigns to the Company all of his right, title and interest throughout the world in and to any and all intellectual property rights associated with such Inventions, including, without limitation, patents, patent rights, copyrights, trademark rights, trade dress rights and trade secret rights. Employee will promptly make full written disclosure to the Company of all Inventions and will hold all Inventions in trust for the sole right and benefit of the Company.  All copyrightable works made by Employee are, or shall be treated as, "works made for hire" to the greatest extent permitted by applicable law. Employee's assignment to the Company of Inventions includes Inventions created during his relationship with the Company prior to the date of this Agreement.

Moral Rights.  Employee's assignment to the Company of Inventions includes (a) all rights of attribution, paternity, integrity, disclosure and withdrawal, (b) any rights Employee may have under the Visual Rights Act of 1990 or similar federal, state, foreign or international laws or treaties, and (c) all other rights throughout the world sometimes referred to as "moral rights" (collectively "Moral Rights").  To the extent that Moral Rights cannot be assigned under applicable law, Employee hereby waives such Moral Rights to the extent permitted under applicable law and consents to any and all actions of the Company that would otherwise violate such Moral Rights.

Intellectual Property Rights.  Employee agrees to assist the Company in all reasonable manners (at the expense of the Company) to secure the Company's rights in the Inventions and any copyrights, patents, trademarks, or other intellectual property rights relating thereto in any and all countries. If the Company is unable for any reason to secure Employee's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions assigned to the Company, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers as Employee's agent and attorney in fact, to act for and in Employee's behalf to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations with the same legal force and effect as if originally executed by Employee.

MISCELLANEOUS

Notices.  Any written notice, required or permitted under this Agreement, shall be deemed sufficiently given if either hand delivered or by fax (with written confirmation of receipt) or nationally recognized overnight courier.  Written notices must be delivered to the receiving party at its address or facsimile number on the signature page of this Agreement.  The parties may change the address or facsimile number at which written notices are to be received in accordance with this Section.

Remedies.

Injunctive Relief.  Employee acknowledges and agrees that the covenants and obligations contained in the Agreement relate to special, unique and extraordinary matters and that any breach or threatened breach of this Agreement may result in irreparable harm to the Company for which adequate remedy at law is not available.  Therefore, Employee agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining Employee from committing any violation of such covenants and obligations.

Remedies Cumulative.  The Company's rights and remedies in respect of this Section are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

Arbitration.   If the parties are unable to informally resolve any dispute arising out of this Agreement either during or after its Term, including the question as to whether any particular matter can be arbitrated, the parties agree to mediate, with the option that if mediation does not yield a result acceptable to both parties, the dispute shall be resolved through binding arbitration.  Should the parties proceed with arbitration, the arbitration will proceed as follows:  In the event the parties have not agreed upon an arbitrator within twenty (20) days after either party has demanded arbitration, either party may file a demand for arbitration with the presiding judge of the Maricopa County Superior Court in Phoenix, Arizona and a single arbitrator shall be appointed.  Discovery may be conducted either upon mutual consent of the parties, or by order of the arbitrator upon good cause being shown.  In ruling on motions pertaining to discovery, the arbitrator shall consider that the purpose of arbitration is to provide for the efficient and inexpensive resolution of disputes, and the arbitrator shall limit discovery whenever appropriate to insure that this purpose is preserved.  The dispute between the parties shall be submitted for determination within thirty (30) days after the arbitrator has been selected.  The decision of the arbitrator shall be rendered within ten (10) days after the conclusion of the arbitration hearing.  The decision of the arbitrator shall be in writing and shall specify the factual and legal basis for the decision.  Upon stipulation of the parties, or upon a showing of good cause by either party, the arbitrator may lengthen or shorten the time periods set forth herein for conducting the hearing or for rendering a decision.  The decision of the arbitrator shall be final and binding upon the parties.  A judgment to enforce the decision of the arbitrator whether for legal or equitable relief may be entered in any court having jurisdiction of the Arizona Courts for such purpose.  The arbitrator shall conduct all proceedings pursuant to the then existing and commercially recognized arbitration rules.  In the event a dispute is submitted to arbitration pursuant to this Section, the prevailing party shall be entitled to the payment of its reasonable attorneys' fees and costs by the other Party, as determined by the arbitrator.  Each of the parties shall keep all disputes and arbitration proceedings strictly confidential, except for disclosures of information required by applicable law or regulation.

Prevailing Party.  If any dispute arises between the parties hereto concerning this Agreement or their respective rights, duties and obligations hereunder, the party prevailing in such proceeding shall be entitled to reasonable attorney's fees and costs, in addition to any other relief that may be granted.

Assignment.  Employee may not assign, transfer or delegate his rights or obligations hereunder, and any attempt to do so shall be void.  The Company may not assign this Agreement to any Person without the prior written consent of Employee; provided that the Company may assign this Agreement to its parent, any subsidiary of the Company or its parent or any successor entity of any of the foregoing without such prior written consent.  This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

Entire Agreement.  This Agreement and the Purchase Agreement contain the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and all other prior agreements, written or oral, are hereby merged herein and are of no further force or effect.  This Agreement may be modified or amended only by a written agreement that is signed by the Company and Employee.  No waiver of any section or provision of this Agreement shall be valid unless such waiver is in writing and signed by the party against whom enforcement of the waiver is sought.  The waiver by the Company of any section or provision of this Agreement shall not apply to any subsequent breach of this Agreement.  Captions to the various Sections of this Agreement are for the convenience of the parties only and shall not affect the meaning or interpretation of this Agreement.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

Severability.  The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal valid and binding.  If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

Continuing Obligations.  The provisions contained in Articles 4 (Non-Competition, Non-Solicitation and Confidentiality) and 6 (Miscellaneous), and Sections 3.2 (Effect of Termination), 3.3 (Tax Matters), 5.2 (Assignment of Inventions), 5.3 (Moral Rights) and 5.4 (Intellectual Property Rights) of this Agreement shall continue and survive the termination of this Agreement.

Applicable Law.  This Agreement and the rights and obligations of the Company and Employee hereunder shall be governed by and construed and enforced under the laws of the state of Arizona, without reference to any principles of conflict of laws.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Electric Transportation Engineering Corporation

By:

Name:

_______________________
               Title:  _______________________

Address:

__________________

__________________

Facsimile:

(___) ___-____

KEVIN MORROW

By:

Kevin Morrow

Address:

_____________________

_____________________

EXHIBIT A

RELEASE AND WAIVER OF CLAIMS

In consideration of the payments and other benefits set forth in Article 2 of the Employment Agreement, dated as of November __, 2007, to which this form is attached, I, Kevin Morrow, hereby furnish Electric Transportation Engineering Corporation (the "Company"), with the following release and waiver of claims (this "Release and Waiver").

I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns, affiliates, parent, subsidiaries, and benefit plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims including, but not limited to, those claims relating to my employment and the termination of my employment; including, but not limited to, claims pursuant to any federal, state or local law relating to employment including, but not limited to, discrimination claims, claims under any local statute governing discrimination, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.

I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an employee of the Company.  I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) this Release and Waiver does not relate to claims which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and if I am over 40 years of age upon execution of this Release and Waiver: (c) I have 21 days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven-day revocation period has expired.

Date: __________________

By:

 Kevin Morrow

A-1

EXHIBIT B

To Whom It May Concern:

1.

The following (and any attached pages) is a complete list of Inventions that have been made or conceived or first reduced to practice or authored by me alone or jointly with others prior to my employment or consulting relationship with Electric Transportation Engineering Corporation (the "Company"), that I desire to clarify are not subject to the Employment Agreement, which I have agreed to and executed.

   X   No Inventions

        Inventions:

        Additional sheets attached

2.

I ____ have or  X  do not have (check one) Inventions for which I am under an obligation to not disclose.  If I do, I have verifiable documentation establishing the scope and dates of such Inventions pre-dating the Employment Agreement, which I have agreed to and executed.

____________________________

Kevin Morrow

A-2